Exhibit 10.3 1 USActive 60741489.3 FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT THIS FIRST AMENDMENT, dated as of August 16, 2024 (this “Amendment”), is entered into by and among, inter alios, INCREF BORROWER, LLC, a Delaware limited liability company (the “Borrower”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation (the “Guarantor”) and GOLDMAN SACHS BANK USA (“Goldman Sachs” or the “Administrative Agent”), as the Administrative Agent and a Lender. WHEREAS, the Borrower, Guarantor, the Administrative Agent and the Lenders from time to time party thereto entered into that certain Credit Agreement dated as of December 11, 2023 (as amended hereby and as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and WHEREAS, the Borrower, Guarantor and the Administrative Agent hereby agree to certain modifications to the Credit Agreement as set forth herein, and the parties have agreed to the such modifications on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows: SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement. SECTION 2. Amendments to the Credit Agreement. Effective as of the Effective Date (as defined below) certain sections of the Credit Agreement are hereby amended as set forth on Annex A to this Amendment. Language being inserted into the applicable section of the Credit Agreement is evidenced by blue underlined text. Language being deleted from the applicable section of the Credit Agreement is evidenced by red strike-through text. SECTION 3. Conditions Precedent. Section 2 hereof shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received each of the following: 3.1. a counterpart of this Amendment, executed and delivered by each of the parties hereto; 3.2. certified resolutions of the Borrower Parties authorizing the entry into the transactions contemplated herein, in each case certified by a Fund Responsible Officer of such Person as correct and complete copies thereof in effect on the date hereof; 3.3. an Amended and Restated Invesco Guaranty, executed and delivered by each of the parties thereto; 3.4. a legal opinion from Borrower Parties’ counsel; and 3.5. payment of all reasonable and documented attorneys’ fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP. SECTION 4. Miscellaneous.Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the undersigned Borrower Parties hereby reaffirms all covenants applicable to it, and confirms the representations and warranties set forth in the Credit Agreement and the other Loan Documents (other than representations that expressly relate to an earlier date) are true and correct in all material respects; provided that if a representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded. 4.2. Amendment is a “Loan Document”. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents

2 USActive 60741489.3 (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment. 4.3. Representations and Warranties. Each of the undersigned Borrower Parties hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law) and (ii) upon the Effective Date, no Account Control Event shall exist. 4.4. References to the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “this Credit Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. 4.5. Reaffirmation of Obligations. Each Borrower Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents, (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower Party’s obligations under the Loan Documents; and (d) agrees that this Amendment is a Loan Document. 4.6. Security Interests. Each Borrower Party (a) acknowledges and agrees that (i) each of the Liens granted by it in or pursuant to the Loan Documents, as amended hereby, are affirmed, confirmed and reaffirmed by such Borrower Party, and (ii) each of such Liens remains and continues as a valid subsisting first priority (subject only to Permitted Liens) perfected security interest and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents. 4.7. Effect on Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. 4.8. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein. 4.9. Governing Law. The substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state shall govern the validity, construction, enforcement and interpretation of this Amendment. 4.10. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. 4.11. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment. 4.12. Multiple Counterparts. This Amendment may be executed in multiple counterparts, which may be delivered electronically. The words “execution,” “signed,” “signature,” and words of like import herein and in any document signed in connection herewith include electronic signatures or electronic records, which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record, as provided for in any applicable Law, including any federal or state laws based on the Uniform Electronic Transactions Act.

3 USActive 60741489.3 [Signature Pages to Follow]

GSB – Invesco CREF First Amendment to Credit Agreement ADMINISTRATIVE AGENT: GOLDMAN SACHS BANK USA By: Name: Michael McClurg Title: Authorized Signatory

GSB – Invesco CREF First Amendment to Credit Agreement LENDER: GOLDMAN SACHS BANK USA By: Name: Michael McClurg Title: Authorized Signatory

~~**EXECUTION VERSION**~~**ANNEX A TO FIRST AMENDMENT**
CONFORMED THROUGH FIRST AMENDMENT

===

CREDIT AGREEMENT

===

INCREF BORROWER, LLC,
as the Borrower,

INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.,
as the Guarantor,

INVESCO ADVISERS, INC.
as the Adviser,

GOLDMAN SACHS BANK USA,
as Administrative Agent and as a Lender

and

the other Lenders from time to time party hereto

===

December 11, 2023

===

USActive ~~60742384.1~~60742384.3

CONTENTS SECTION PAGE 1. DEFINITIONS 1 1.1 Key Terms 1 1.2 Capital Call Facility Definitions 2 1.3 ERISA, Tax and Other Definitions 7 1.4 Interpretation 11 2. LOANS 11 2.1 Facilities 11 2.2 Revolving Loans and Use of Proceeds 12 2.3 Loan Procedures 13 2.4 Interest Rates 14 2.5 Fees 14 2.6 Capitalization of Interest and Fees 14 2.7 Facility Increase or Decrease 15 2.8 Ratable Sharing 15 3. PAYMENTS 15 3.1 Voluntary Prepayments 15 3.2 Payment of Obligations 15 3.3 Required Period 15 3.4 Mandatory Prepayment Events 16 3.5 Interest Payments 17 4. REPORTING AND NOTICES 18 4.1 Notice Procedures 18 4.2 Event Based Reporting 18 4.3 Quarterly and Annual Reporting 19 4.4 Disclosure of Credit Agreement 20 4.5 Other Reporting 20 5. COVENANTS 20 5.1 Partnership Interests and Capital Commitments 20 5.2 Borrower Parties 22 6. REPRESENTATIONS 24 6.1 Partnership Interests and Capital Commitments 24 6.2 Borrower Parties 25 7. EVENTS OF DEFAULT AND REMEDIES 26 7.1 Events of Default 26 7.2 Remedies 27 7.3 Additional Rights of the Administrative Agent 28 7.4 Application of Payments 29 7.5 Set-Off 29 8. MISCELLANEOUS PROVISIONS 29 8.1 Amendments; Waivers 29 8.2 Borrower Provisions 30 8.3 Confidentiality 32 8.4 Assignments and Participations 33 8.5 Other Miscellaneous Provisions 34 USActive 60742384.160742384.3 i

9. INCREASED COSTS, TERM SOFR UNAVAILABILITY AND TAXES 36 9.1 Compensation Certificate 36 9.2 Term SOFR Unavailability, Inadequacy or Illegality 36 9.3 Change in Law 37 9.4 Taxes 37 Annex I Guaranty 42 Annex II Guarantor Collateral Security Agreement 44 Annex III Borrower Collateral Security Agreement 47 Annex IV Conditions Precedent to Closing 49 Annex V Administrative Agent 51 Annex VI SPV Provisions 61 Annex VII [Reserved] 64 Annex VIII Qualified Borrowers 65 SCHEDULE 1.1 Administrative Agent Account; Notice Addresses SCHEDULE 1.2 Uncommitted Amounts; Applicable Percentages EXHIBIT A: Borrowing Base Certificate EXHIBIT B: Loan Request EXHIBIT C: Compliance Certificate EXHIBIT D: Reserved EXHIBIT E: Closing Certificate EXHIBIT F: QB Guaranty EXHIBIT G: Promissory Note EXHIBIT H: Investor Consent EXHIBIT I: Reserved EXHIBIT J: Reserved EXHIBIT K: Assignment and Assumption EXHIBIT L: Fund Guaranty EXHIBIT M: Fund Security Agreement EXHIBIT N: Form LPA Subscription Agreement USActive 60742384.160742384.3 ii

USActive 60742384.160742384.3 1 Termination Fee $0 1% of the portion of the Facility Limit refinanced with a lender other than Goldman Sachs Bank USA, due and payable to the Administrative Agent for the benefit of the Lenders on the effective date of such refinancing. For the avoidance of doubt, such termination fee shall not apply to a refinancing of the facility with a net asset value, hybrid, or other longer term financing with a lender other than Goldman Sachs Bank USA. Facility Limit Interest Rate  For Term SOFR Loans, Term SOFR plus the Applicable Margin;  For Prime Rate Loans, Prime Rate plus the Applicable Margin; and  For each Funded Tranche, Term SOFR plus the Applicable Margin that is applicable to Term SOFR Loans as of the date of creation of such Funded Tranche. Facility Uncommitted Tranche $100,000,000250,000,000 Applicable Margin $100,000,000250,000,000, as may be increased or decreased from time to time.  For Term SOFR Loans, 2.90% per annum; and  For Prime Rate Loans, 1.90% per annum. 1. DEFINITIONS The following terms shall have the following meanings: 1.1 Key Terms (a) Economic Terms Facility Availability The lesser of: (a) the Facility Limit; and (b) Borrowing Base Availability, minus: (i) the Primary Obligations; and (ii) the aggregate amount of any requested Utilizations. Administrative Fee Maturity Date A non-refundable fee equal to 0.20% of the Facility Limit annually, payable to the Administrative Agent in 4 quarterly installments of 0.05% in arrears. (a) with respect to each Funded Tranche, the earlier of the following: (i) the final maturity date as described in the Funded Tranche confirmation (the “Funded Tranche Maturity”), which shall be no later than 3 years from issuance and no earlier than 1 year from issuance, and (ii) the date that is 360 days after Administrative Agent demand under Section 3.4(a) (Administrative Agent Demand); (b) with respect to the Uncommitted Tranche, the date that is 15 Business Days after Administrative Agent demand under Section 3.4(a) (Administrative Agent Demand); or Facility Committed Tranche

	(c) with respect to all Obligations, the date that is 30 days prior to the last date on which the Guarantor or Adviser may issue Capital Calls under the Fund Documents to repay the Obligations.
Judgment Threshold	$10,000,000 with respect to any Borrower Party.

(b) **Borrower Party Information**

Borrower	INCREF Borrower, LLC, a Delaware limited liability company
Adviser	Invesco Advisers, Inc., a Delaware corporation
Guarantor	Invesco Commercial Real Estate Finance Trust, Inc., a Maryland corporation
Primary Obligors	Borrower (other than any Qualified Borrowers), Guarantors
Reporting Parties	Borrower, Guarantor
Fund Sponsor	Invesco Advisers, Inc., a Delaware corporation
Operative Documents	Articles of Amendment and Restatement of the Guarantor dated March 23, 2023 (the **"Articles"**) Bylaws of the Guarantor Subscription Documents (the form of which is attached as Exhibit N hereto)
Management Agreement	Amended and Restated Advisory Agreement dated as of March 23April 24, 2023 2024

(c) **Collateral Accounts**

Borrower Party	**Capital Call Collateral Account**
Guarantor	Name of Depository: Bank of America, NA ABA Number: 026 009 593 Account Name: Invesco Commercial Real Estate Finance Trust, Inc. Account Number: 488106955493

1.2 Capital Call Facility Definitions

"Account Control Event" means the Administrative Agent shall have the right to take control of the Collateral Account, as a result of:

(a) the following Mandatory Prepayment Events:

(i) ***Section 3.4(b)(ii)*** (Borrowing Base Deficiency);

(ii) ***Section 3.4(b)(iii)*** (Operative Document Debt Limitations);

(iii) ***Section 3.4(c)*** (Mandatory Prepayment Events - Full Repayments); or

(b) an Event of Default,

irrespective of whether any payment is due or any grace period has expired.

"Administrative Agent" means Goldman Sachs Bank USA, as administrative agent for the Lenders and as collateral agent for the benefit of the Lenders.

USActive 60742384.160742384.3 2

“Administrative Agent Account” means the account set forth on Schedule 1.1 hereto, or any other account designated by the Administrative Agent in writing to the Borrower. “Applicable Percentage” means, with respect to any Lender, the percentage of: (a) the Uncommitted Tranche represented by such Lender's Uncommitted Amount (set forth on Schedule 1.2 hereto) divided by the Uncommitted Tranche Facility Limit, and (b) each Funded Tranche represented by such Lender's funded amount thereof. “Assignment and Assumption” means an Assignment and Assumption in the form of Exhibit K, or such other form as is acceptable to the Administrative Agent. “Board of Directors” means the board of directors of the Guarantor. “Borrower Party” means each Borrower and Guarantor. “Borrowing Base Availability” means the Uncalled Capital Commitments of Investors (other than Excluded Investors) multiplied by the advance rate set forth on the Borrowing Base Certificate last provided by the Administrative Agent; provided that any change to the advance rate, other than any change resulting from an Investor becoming an Excluded Investor, shall not reduce Borrowing Base Availability. “Borrowing Base Certificate” means a certificate in the form of Exhibit A. “Capital Call” means a call upon the Investors for payment of any portion of the Capital Commitments pursuant to the Fund Documents, including, for the avoidance of doubt, the delivery of a “Purchase Notice”, as such term is defined in the applicable Subscription Document. “Capital Commitment” means the capital commitments of the Investors, as set forth in the Fund Documents, including, for the avoidance of doubt, the “Capital Commitment” of each Investor as such term is defined in the applicable Subscription Document. “Capital Contribution” means any cash actually contributed by an Investor to a Guarantor in fulfillment of its Capital Commitment. “Closing Date” means the date on which the conditions precedent are satisfied (or waived). “Collateral” means all of the collateral security for the Obligations pledged pursuant to the Collateral Documents. “Collateral Account” means each Capital Call Collateral Account set forth in Section 1.1(c) (Collateral Accounts), and each other account described in the Collateral Documents. “Collateral Account Control Agreement” means each account control agreement among a Guarantor, the Administrative Agent or a collateral agent, and the depository (the “Depository”). “Collateral Documents” means each Collateral Account Control Agreement, Collateral Security Agreement, Fund Security Agreement, collateral assignment, financing statement, and other documents delivered to grant, perfect or maintain a security interest in the Collateral. “Collateral Security Agreement” means each Fund Security Agreement and each security agreement set forth in Annex II or Annex III or delivered in connection with the grant of a security interest in the Collateral. USActive 60742384.160742384.3 3

“Credit Agreement” means this Credit Agreement, including the Annexes hereto. “Credit Provider” means a Person providing an Investor Guaranty, in form and substance reasonably acceptable to the Administrative Agent, of the obligations of any applicable Investor to make Capital Contributions to the Guarantor. “Eligible Assignee” means any Person other than a natural Person that extends credit or buys loans in the ordinary course of business; provided that no Defaulting Lender, Borrower Party or Affiliate of a Borrower Party shall be an Eligible Assignee. “Events of Default” are listed in Section 7.1 (Events of Default). “Excluded Investor” means each Investor (or Adviser): (a) that is designated as an Excluded Investor, by the Administrative Agent, in the Borrowing Base Certificate, on the Closing Date; (b) that fails to fund any Capital Contribution for 10 Business Days after the due date thereof, without regard to any cure period or notice (a “Delinquent Investor”); (c) that is added after the Closing Date, until the Administrative Agent, acting reasonably, provides notice that such Investor is not an Excluded Investor; (d) for which the Adviser or Guarantor approves an increase in its Capital Commitment, but only the increased portion shall be excluded, until the Administrative Agent provides notice that the amount of such increase is not excluded; (e) for which the Adviser or Guarantor approves a transfer, redemption or repurchase of any portion of its Capital Commitment, but only to the extent of the to-be-transferred, to-be-redeemed or to-be-repurchased Capital Commitment; (f) that encumbers its Investor interest, but only to the extent thereof; (g) that exercises any excuse right or, to the knowledge of any Borrower Party, will be excused from participating in any investment, but only to the extent that such Investor’s Capital Commitment may not be called to repay the Obligations, as calculated by the Administrative Agent in its reasonable discretion; (h) that withdraws, redeems, repurchases, reduces, cancels, or terminates any portion of its Capital Commitment, but only to the extent thereof; (i) that declares any Fund Document unenforceable; (j) that modifies any Fund Document (including by way of a “most favored nations” provision) in a manner that is materially adverse to the Lenders, as determined by the Administrative Agent acting reasonably; (k) that avails itself of any Debtor Relief Law or becomes the subject of any Debtor Relief Law which continues undismissed or unstayed for 60 days; (l) (x) whose Investor Consent Letter ceases to be accurate and enforceable in any material respect, or (y) that breaches, repudiates, challenges or declares unenforceable its obligations thereunder; (m) (x) whose Investor Guaranty ceases to be accurate and enforceable in any material respect, or (y) whose Credit Provider repudiates, challenges, breaches, challenges or declares unenforceable its obligations under the applicable Investor Guaranty; USActive 60742384.160742384.3 4

(n) that is a Sanctioned Person; or (o) that (i) is an Affiliate of any Lender, (ii) is managed by any Lender or an Affiliate thereof, (iii) has any Lender or an Affiliate thereof as its trustee or other fiduciary, (iv) has any Lender or an Affiliate thereof as an investor, or (v) is an employee of any Lender or an Affiliate thereof. As used in this clause (n), “Affiliate” has the meaning given to such term in Section 23A of the Federal Reserve Act. “Exposure” means each Lender’s commitments and Loans hereunder. “Fee” means each fee set forth in Section 1.1(a) (Economic Terms) and any other fee set forth in any Fee Letter. “Fee Letter” means a letter between the Borrower and the Administrative Agent. “Fund Documents” means each Operative Document and each Subscription Document. “Fund Guaranty” means each fund guaranty in the form of Exhibit L. “Fund Responsible Officer” means an officer or authorized signatory of any Borrower Party. “Fund Security Agreement” means each fund security agreement in the form of Exhibit M. “Interest Rate Reset Period” means: (a) for the first Loan, the period commencing on the day the first Loan is made and ending on the last day of that month, which interest rate shall also apply to any other Loan in such currency made during the same month as the first Loan; and (b) for Loans made or continued after the first month, the period commencing on the first day of such month and ending on the last day of such month. “Invesco Guaranty” means that certain Investor Guaranty dated as of the date hereof by Invesco Ltd., a Bermuda exempted company, in favor of the Administrative Agent. “Investment Exclusion Event” means the exclusion or excuse of any Investor from participating in a particular Investment pursuant to the terms of the Operative Documents or such Investor’s Side Letter, where the Investor is entitled to such exclusion or excuse under such Operative Documents or such Investor’s Side Letter as a matter of right (i.e., not in any Borrower Party’s discretion). “Investor Guaranty” means a guaranty provided by an Investor’s Credit Provider with respect to such Investor’s Capital Commitment in form and substance satisfactory to the Administrative Agent. “Investor” means any Person admitted to Guarantor as a limited partner, shareholder or equity holder; provided that, no natural Person that is a limited partners, shareholder or equity holder of Guarantor shall be deemed or considered to be an “Investor” for any purpose under, or provision of, this Credit Agreement and the other Loan Documents, including without limitation in respect of the Collateral. “Investor Consent Letter” means an agreement delivered by the Texas Municipal Retirement System to the Administrative Agent, substantially in the form of Exhibit H. “Key Person Event” means a “Key Person Event” under (and as used and defined in) the Subscription Documents. USActive 60742384.160742384.3 5

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto and any other Person that becomes a lender hereto, and their respective successors and assigns. “Lock-Up Suspension Period” means a “Lock-Up Suspension Period” under (and as used and defined in) the Subscription Documents. “Loan” means each loan made by a Lender to a Borrower (including each Funded Tranche), in U.S. dollars. “Loan Documents” means: (a) this Credit Agreement, (b) each Promissory Note, (c) each Loan Request, (d) each Collateral Document, (e) each Investor Consent Letter, (f) each Investor Guaranty (including, for the avoidance of doubt, the Invesco Guaranty), (g) each Fund Guaranty, (h) the Adviser Side Letter; and (i) every other document executed or delivered in connection with any Loan Document. “Loan Request” means each loan request in the form of Exhibit B. “Mandatory Prepayment Events” are listed in Section 3.4 (Mandatory Prepayment Events). “Memorandum” means the Guarantor’s confidential Private Placement Memorandum dated August 30, 2023 (together with any appendices and supplements thereto), as amended, amended and restated, supplemented or otherwise modified from time to time. “Obligations” means all obligations due, owing or incurred by any Borrower or Guarantor to the Administrative Agent and the Lenders under the Loan Documents. “Operative Document” means: (a) each Operative Document listed in Section 1.1(b) (Borrower Party Information), (b) the Memorandum; (c) the Management Agreement; and (d) each formation document, limited partnership, limited liability company operating or trust agreement, memorandum and articles of association, bylaws, or other constituent document that governs a Borrower or Guarantor, as amended, modified or supplemented in accordance herewith. USActive 60742384.160742384.3 6

“Operative Document Alternative Investment Vehicle” means any parallel entity, blocker, feeder, collective investment vehicle, REIT, group trust or other investment vehicle created in accordance with an Operative Document. “Permitted Liens” means: (a) banker’s Liens and rights of setoff arising in the ordinary course of business, including those of the Depository under the Collateral Account Control Agreement; (b) Liens relating to Taxes, (i) if failure to pay such Taxes would not have a Material Adverse Effect, or (ii) that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (c) judgment liens that would not have a Material Adverse Effect and do not result in a Mandatory Prepayment Event; (d) Liens arising from pledges or deposits of proceeds of the Collateral to secure bids for potential investments, contracts or leases; and (e) Liens pursuant to the Collateral Documents. “Permitted REIT Distribution” has the meaning set forth in Section 5.1(d)(i). “Pledgor” means each Borrower Party or other person that grants a Lien on any Collateral in connection with this Credit Agreement. “Primary Obligors” means each Primary Obligor listed in Section 1. “Primary Obligations” means the aggregate outstanding principal amount of the Loans. “Recallable Capital” means any amount distributed to an Investor that may be recalled under the Fund Documents, and which has been set forth as “Recallable Capital” on an updated Borrowing Base Certificate provided to the Administrative Agent. “Required Lenders” means Lenders (excluding Defaulting Lenders) holding more than 50% of the outstanding Loans (excluding Loans held by Defaulting Lenders) on any date of determination. “REIT” means a real estate investment trust qualified as such under Sections 856 through 860 of the Internal Revenue Code and the regulations promulgated thereunder. “Side Letter” means each executed side letter that amends or supplements an Investor’s Subscription Document or other Operative Document of the Guarantor. “Subscription Document” means each executed subscription agreement (including all attachments) documenting an Investor’s interest in a Guarantor, each Side Letter, and documentation of each Investor transfer, repurchase or redemption. “Tax Distribution Notice” means a written notice setting forth, to the Administrative Agent’s reasonable satisfaction, the calculation of any Permitted REIT Distribution and certifying that such Borrower Party remains a REIT. “Term SOFR” means the 1 month forward-looking term SOFR rate published by CME Group (https://www.cmegroup.com) two SIFMA trading days prior to each Interest Rate Reset USActive 60742384.160742384.3 7

Period. (The SIFMA holiday schedule is available at https://www.sifma.org). If Term SOFR is less than zero, it shall be deemed to be zero. “Term SOFR Loan” means a Loan that bears interest at a rate determined by reference to Term SOFR. “Uncalled Capital Commitment” means the Unfunded Capital Commitments (including Recallable Capital) that may be called to repay the Obligations (excluding any amounts subject to a pending Capital Call). “Unfunded Capital Commitment” means such Investor’s “Unfunded Capital Commitment” (or any correlative term) as such term is defined in its Subscription Document. “Uncommitted Amount” means, with respect to any Lender, the amount of such Lender’s allocable amount of the Uncommitted Tranche, as set forth on Schedule 1.2 hereto. “Utilization” means a Loan. “Utilization Date” means the date on which a Loan is funded. 1.3 ERISA, Tax and Other Definitions “Affiliate” of any Person means any other Person that controls, is controlled by, or is under common control with, such Person. “Business Day” means any day except Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required, by Law, to close. “Change in Law” means the occurrence, after the date of this Credit Agreement, of: (a) the adoption, taking effect, or change of any Law, rule, regulation or treaty, or the administration, interpretation, implementation or application thereof, or (b) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law), by any Governmental Authority. “Connection Income Tax” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or gross receipts or that are franchise Taxes or branch profits Taxes. “Debtor Relief Laws” means the United States Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, insolvency, fraudulent conveyance, reorganization, or similar Laws affecting the rights or remedies of creditors. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Annual Valuation Period” means the “annual valuation period” for each Primary Obligor, as defined in the ERISA Plan Asset Regulations. “ERISA Controlled Group” means a corporation, trade or business (whether or not incorporated) that is, along with any Primary Obligor, a member of a controlled group of trades or businesses as described in Section 414 of the Internal Revenue Code. “ERISA Investor” means an Investor that is: USActive 60742384.160742384.3 8

(a) an “employee benefit plan” as defined in Section 3(3) of ERISA, subject to Title I of ERISA; (b) any “plan” defined in and subject to Section 4975 of the Internal Revenue Code; or (c) any other entity or account whose assets include or are deemed to include the assets of one or more such employee benefit plans in accordance with Section 3(42) of ERISA and the ERISA Plan Asset Regulations. “ERISA Operating Company” means an “operating company” under the ERISA Plan Asset Regulations. “ERISA Operating Company Opinion” means an opinion of counsel to a Primary Obligor as to its status as an ERISA Operating Company. “ERISA Plan” means any employee benefit plan that is subject to Title IV of ERISA, or any retiree medical plan, each as established or maintained for employees of a Primary Obligor or any member of an ERISA Controlled Group or to which a Primary Obligor, or any member of an ERISA Controlled Group, has any liability. “ERISA Plan Asset Regulations” means 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA. “ERISA Plan Assets” means “plan assets” under the ERISA Plan Asset Regulations. “ERISA Reliance Letter” means an executed letter from the issuer of an opinion to the Administrative Agent and the Lenders providing that the Administrative Agent and the Lenders may rely on such opinion. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by its net income (however denominated), franchise Taxes, and branch profits Taxes or Taxes similar to branch profits Taxes: (i) imposed by the U.S. or imposed as a result of such Lender being organized under the Laws of, or having its principal office or its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (ii) that are Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender pursuant to a Law in effect on: (i) the Closing Date; (ii) the date on which such Lender became a party hereto, except to the extent that amounts with respect to such Taxes were payable to Lender’s assignor immediately before such Lender became a party hereto; or (iii) the date on which such Lender changes its Lending Office, except to the extent that amounts with respect to such Taxes were payable to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to a Lender’s failure to comply with Section 9.4(c) (Lender’s Tax Exemption Form); and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. USActive 60742384.160742384.3 9

“FATCA” means: (a) Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with); (b) any current or future regulations or official interpretations thereof; (c) any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code; (d) any intergovernmental agreement entered into between the United States and any other Governmental Authority in connection with the implementation of the foregoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement; or (e) any treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing. “Governmental Authority” means any foreign governmental authority, the United States, any State of the United States; and any subdivision, agency, department, commission, board, authority, instrumentality, bureau or court thereof exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, and any supra-national body such as the European Union, the European Central Bank, the Bank for International Settlements, or the Basel Committee on Banking Supervision, and any United States or foreign regulatory authority acting pursuant to Basel III. “Indemnified Taxes” means: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower or Guarantor under any Loan Document; and (b) Other Taxes. “Insolvent” means the failure to be Solvent. “Internal Revenue Code” means the United States Internal Revenue Code of 1986. “Laws” means all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, and administrative or judicial precedents, including the interpretation or administration thereof by any Governmental Authority, and all judgments, orders, directives, requests, licenses, permits, administrative orders, agreements, and authorizations of any Governmental Authority, whether or not having the force of law. “Lien” means any lien, mortgage, security interest, security assignment, charge, tax lien, pledge, encumbrance, conditional sale, title retention arrangement, or other property interest intended to secure the repayment of indebtedness, now or hereafter arising, by contract, common law or statute. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under any Loan Document), or its sale or assignment of an interest in any Loan or Loan Document. USActive 60742384.160742384.3 10

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from: (i) any payment made under, (ii) the execution, delivery, performance, enforcement or registration of, (iii) the receipt or perfection of a security interest under, or (iv) otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Person” means any individual, sole proprietorship, partnership, limited partnership, exempted limited partnership, exempted company, limited liability company, corporation, non-profit corporation, trust, joint venture, association, estate, sovereign government (or agency, instrumentality, or political subdivision thereof), or other entity or organization. “Prime Rate” means the interest rate quoted in the print edition of The Wall Street Journal in the Money Rates Section as the U.S. prime rate. “Prime Rate Loan” means a Loan that bears interest at a rate determined by reference to the Prime Rate. “Proceeding” means any action, suit or investigation, or legal, equitable, arbitration, or administrative proceeding, before any court, arbitrator or Governmental Authority. “Promissory Note” means each promissory note executed and delivered by a Borrower to a Lender in the form of Exhibit G. “Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Borrower Party. “Sanctioned Country” means any country, region or territory subject to Sanctions, including Cuba, Iran, North Korea, Russia, Syria and the Crimea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic. “Sanctioned Person” means a Person on a Sanctions List, a target of Sanctions or a Sanctioned Country, including its agencies and instrumentalities, anyone controlled thereby, and any citizen or national of, located in, operating from, or incorporated under the laws thereof. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced by any Sanctions Authority. “Sanctions Authority” means the United States, United Kingdom, United Nations Security Council, European Union, and related agencies, including the Office of Foreign Assets Control, U.S. Department of Commerce, U.S. Department of State, and His Majesty’s Treasury. “Sanctions List” means any list of designated nationals or sanctioned Persons issued by a Sanctions Authority. “Solvent” means: (a) the fair value of the aggregate assets of a Person exceeds its debts and liabilities, subordinated, contingent or otherwise; (b) the fair saleable value of the property of a Person exceeds the amount of its probable debts and liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and USActive 60742384.160742384.3 11

(d) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business was conducted on the Closing Date. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties. 1.4 Interpretation (a) “Control,” “controlled by,” and “under common control with” mean the direct or indirect power to cause the direction of the management and policies of a Person, whether through an ownership interest, by contract or otherwise. (b) “Including” means “including without limitation”. (c) “Knowledge” and “aware” mean that an officer of a Borrower Party has knowledge of the topic in question. (d) References in any Loan Document to any other Loan Document, or any statute or regulation, include all subsequent amendments thereto. (e) Each reference in any Loan Document to “the” or “a” Borrower refers to the Borrowers or the applicable Borrower, as the context may require. 2. LOANS 2.1 Facilities (a) [Reserved]. (b) Uncommitted Tranche (i) This Credit Agreement creates an uncommitted line of credit (the “Uncommitted Tranche”), and nothing herein shall create any commitment or obligation by any Lender to make any Loan under the Uncommitted Tranche. (ii) Each Lender shall have the absolute and unconditional right, in its sole discretion, to refuse to fund any Loan in respect of its Uncommitted Amount. (iii) Upon request of Lenders holding the majority of the Uncommitted Amounts under the Uncommitted Tranche, the Administrative Agent shall demand repayment of the Obligations under the Uncommitted Tranche in accordance with Section 3.4(a) (Administrative Agent Demand). (iv) Nothing herein shall affect the demand nature of the Uncommitted Tranche. (c) Funded Tranche (i) “Funded Tranche” means a split of the fully-funded portions of Loans denominated in U.S. dollars made by a Lender to the applicable Borrower and rights relating thereto into a separate funded tranche established as one or more separate instruments under this Credit Agreement in accordance with the following: (A) Consent of the Administrative Agent and the Borrower (which Borrower approval will be deemed granted after 5 Business Days, USActive 60742384.160742384.3 12 unless the Borrower provides notice to the contrary at any time prior to creation of the Funded Tranche, including, without limitation, following delivery by the Administrative Agent of a draft of the Funded Tranche confirmation (including the Term SOFR Loan Interest Rate and the Funded Tranche Maturity)); (B) Funded Tranches will reduce Facility Availability on a dollar-for-dollar basis when created and will increase Facility Availability on a dollar-for-dollar basis when repaid (so long as the Uncommitted Tranche remains available); (C) At the time of the creation of any Funded Tranche, Funded Tranches in the aggregate shall not exceed 50% of Facility Availability; (D) Funded Tranches will be pari passu with any other Funded Tranches and the credit facility created by this Credit Agreement; and (E) Funded Tranche repayments may not be reborrowed. (ii) Upon request of Lenders holding the majority of the allocable amount of a Funded Tranche, the Administrative Agent shall demand repayment of the Obligations under such Funded Tranche in accordance with Section 3.4(a) (Administrative Agent Demand). 2.2 Revolving Loans and Use of Proceeds (a) Subject to the terms hereof, any Borrower may borrow, repay without penalty, and re-borrow Loans. (b) Neither the Administrative Agent nor any Lender shall have any obligation to confirm that any Borrower’s use of Utilization proceeds is permitted by its Fund Documents. (c) All Loans shall be Term SOFR Loans unless otherwise provided herein, and each Term SOFR Loan shall automatically be continued, at the end of each Interest Rate Reset Period, for an additional Interest Rate Reset Period. 2.3 Loan Procedures (a) Loan Requests (i) A Borrower may request a Loan by delivering: (A) a Loan Request, (B) and any information necessary for the Administrative Agent to update the Borrowing Base Certificate to reflect Excluded Investors. (ii) Each Loan Request shall be received by the Administrative Agent: (A) if Goldman Sachs Bank USA is the only Lender hereunder, by 3:00 PM ET, one (1) Business Day prior to the requested Utilization Date; and (B) if there are two (2) or more Lenders hereunder, by 3:00 PM ET, three (3) Business Days prior to the requested Utilization Date. (iii) The Administrative Agent will not consider any Loan Request unless the Facility Availability is greater than zero. USActive 60742384.160742384.3 13

(iv) Following receipt of a Loan Request, the Administrative Agent shall notify each Lender of the amount of Loans that such Lender will be allocated to fund (in the case of Loans under the Uncommitted Tranche) on the Utilization Date. (b) Funding Procedures (i) The Administrative Agent shall promptly notify the Borrower if any Lender notifies the Administrative Agent that such Lender elects not to fund a Loan under the Uncommitted Tranche. (ii) If a Lender elects to fund a Loan under the Uncommitted Tranche, such Lender shall wire transfer the requested funds by 11:00 a.m. ET on the funding date requested in the Loan Request. (iii) Upon satisfaction of the conditions to funding set forth in the Loan Documents as determined by the Administrative Agent in its reasonable discretion, the Administrative Agent shall promptly deposit such proceeds in same day funds in the account specified in the applicable Loan Request. (c) Funding by Lenders; Presumption by the Administrative Agent. (i) The Administrative Agent may assume that each Lender will make each Lender’s requested Loan amount available to the Administrative Agent on any Utilization Date (unless the Administrative Agent has received prior notice to the contrary from such Lender), and in its sole discretion, make available to the Borrower a corresponding amount. (A) If the Administrative Agent has funded any amount to the Borrower but such corresponding amount is not funded to the Administrative Agent, then the Administrative Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from such Utilization Date until the date such amount is paid to the Administrative Agent, at the rate set by the Administrative Agent for the correction of errors among banks for 3 Business Days, and thereafter at the Interest Rate. (B) If such Lender does not pay such amount upon demand by the Administrative Agent, the Administrative Agent shall notify the Borrower and the Borrower shall pay such amount to the Administrative Agent with interest thereon, on or prior to the next Interest Payment Date, for each day from such Utilization Date until the date such amount is paid to the Administrative Agent, at the Interest Rate. (ii) Nothing in this Section 2.3(c) shall relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this Section 2.3(c) shall be conclusive, absent manifest error. 2.4 Interest Rates (a) Interest Rate The unpaid principal of each Loan shall bear interest at a rate per annum equal to the Interest Rate. (b) Determination of Interest Rate USActive 60742384.160742384.3 14

(i) The Administrative Agent shall determine the Interest Rate applicable to each Loan (such determination to be conclusive absent manifest error). (ii) Interest shall be calculated on the basis of a 360-day year and actual days elapsed. (c) Default Rate Upon an Event of Default, all Obligations shall bear interest at the Interest Rate plus 2% (the “Default Rate”), and, if any defaulted amount remains unpaid for 90 days, thereafter the Default Rate shall be the Interest Rate plus 4%. 2.5 Fees (a) Unless otherwise set forth herein or in any Fee Letter, all fees set forth in Section 1.1(a) (Economic Terms) shall be: (i) paid quarterly in arrears; and (ii) due on the Interest Payment Date immediately following each quarterly anniversary of the Closing Date. (b) The Administrative Fee for the first year shall be fully earned (but not payable) on the Closing Date. Accordingly, if this Credit Agreement is terminated by the Borrower prior to the payment of the first year of installments of the Administrative Fee, the remaining installments shall be immediately due. (c) Prior to reducing the aggregate Facility Limit below $100,000,000, the Administrative Fee shall be adjusted as agreed between the Borrower and the Administrative Agent. 2.6 Capitalization of Interest and Fees If a Borrower requests the capitalization of accrued interest or any Fee at least 3 Business Days prior to an Interest Payment Date or the applicable fee payment date, a Lender may agree to capitalize such interest or fee by making a Loan to the Borrower in the amount thereof. 2.7 Facility Increase or Decrease The Facility Limit may be increased or decreased, by executing an amendment that documents such increase or decrease. 2.8 Ratable Sharing If any Lender receives payment or reduction of a proportion of the aggregate amount of any amounts then due and owing to such Lender under the Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall: (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations in the Aggregate Amounts Due to the other Lenders so that all recoveries shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them. USActive 60742384.160742384.3 15

3. PAYMENTS 3.1 Voluntary Prepayments Any Borrower may prepay the outstanding Obligations without premium or penalty. 3.2 Payment of Obligations (a) All outstanding Obligations shall be due and payable no later than the Maturity Date. (b) All payments under this Credit Agreement shall be indefeasibly paid to the Administrative Agent, for the account of the Lenders to which such payment is owed: (i) without condition or deduction for any setoff, defense, recoupment or counterclaim; and (ii) in the currency in which they were funded. (c) Payments under this Credit Agreement shall be applied, for each Lender, first to the Uncommitted Tranche; provided the applicable Borrower may prepay outstanding Funded Tranche Obligations ahead of the Uncommitted Tranche. (d) If any payment becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next Business Day. (e) Funds received after 3:00 p.m. ET shall be treated as received by the Administrative Agent on the next Business Day. (f) Each Lender shall be entitled to receive its Applicable Percentage (or other applicable share as provided herein) of each payment received by the Administrative Agent hereunder for the account of a Lender, which payment shall be promptly distributed to such Lender’s lending office. 3.3 Required Period (a) “Required Period” means promptly, and if it is necessary to issue a Capital Call to fund the required payment, within 15 Business Days. (b) Unless the Administrative Agent agrees otherwise, in writing and in its reasonable discretion, upon the earlier of any Borrower Party’s (x) knowledge of any Mandatory Prepayment Event, or (y) receipt of notice thereof from the Administrative Agent: (i) a Capital Call sufficient to make the required payment shall be issued within 5 Business Days, (ii) such Capital Call shall require Investors to fund Capital Contributions within the Required Period, and (iii) such required payment shall be paid within the Required Period, unless otherwise specified herein. 3.4 Mandatory Prepayment Events “Mandatory Prepayment Event” means each of the following: (a) Administrative Agent Demand If the Administrative Agent demands repayment of the Obligations, the Borrower shall repay the Obligations on or prior to the Maturity Date. USActive 60742384.160742384.3 16

(b) Partial Repayments (i) Minimum Capital Contributions If the Investors have funded less than 5% of their Capital Commitments, the Borrower shall repay each Loan within 120 days after such Loan was funded. (ii) Borrowing Base Deficiency If Facility Availability is less than zero, the Borrower shall repay an amount sufficient to cause Facility Availability to be greater than or equal to zero within the Required Period, including as a result of: (A) Investor Transfers If any portion of an Investor’s Capital Commitment is to be transferred to an Investor that has not yet been approved by the Administrative Agent, the Administrative Agent shall recalculate Facility Availability by removing the to-be-transferred Capital Commitment (or portion thereof) from the calculation of Borrowing Base Availability and, in each case, only to the extent thereof. (B) Excused Investors If an Investor exercises any excuse right or, to the knowledge of any Borrower Party, will be excused from participating in an investment, the Administrative Agent shall recalculate Facility Availability by removing from the calculation of Borrowing Base Availability the portion of such Investor’s Capital Commitment that may not be called to repay the Obligations, as calculated by the Administrative Agent in its reasonable discretion. (C) Excluded Investors If an Investor becomes an Excluded Investor, the Administrative Agent shall recalculate Facility Availability by removing the now-Excluded Investor (or the portion of such Investor’s Capital Commitment subject to exclusion) from the calculation of Borrowing Base Availability. (iii) Debt Limitations If the Primary Obligations plus other liabilities of any Borrower or Guarantor exceed the maximum amount or the maximum duration of indebtedness permitted by the Fund Documents (the “Debt Limitations”), then the Borrower shall repay the amount of Primary Obligations or other indebtedness sufficient to comply with the Fund Documents. (c) Full Repayments If any of the following occurs, the Borrower shall repay the Obligations within the Required Period: (i) Ability to Call Capital Suspended, Terminated or Conditioned If (A) Capital Commitments may not be called to pay the Obligations, without meeting any special conditions (including the use or timing of any Utilization) or (B) additional conditions or requirements are imposed on the Investor’s USActive 60742384.160742384.3 17 obligations to fund Capital Contributions for purposes of repaying the Obligations. (ii) Delinquent Investors (10%) Investors with Capital Commitments exceeding 10% of the aggregate Capital Commitments become Delinquent Investors. (iii) Failure to Pay Interest or Fees Any Borrower fails to pay accrued interest or fees when due, and such failure continues for 3 Business Days. (iv) Breach of Loan Documents Any Borrower Party materially breaches any Loan Document, as reasonably determined by the Administrative Agent, and such failure continues for 3 Business Days. (v) Adviser Events Any Adviser withdraws, is removed, or ceases to be the Adviser of a Borrower, Guarantor, unless such Adviser is replaced by an Affiliate thereof that is approved by the Administrative Agent in its reasonable discretion. (vi) Judgments and Cross Defaults There is a final unpaid judgment (unless the final judgment is stayed, covered by insurance, or bonded, and any related Lien is removed) or default on indebtedness in excess of the Judgment Threshold. 3.5 Interest Payments (a) Interest Accrual (i) When Loan proceeds are wire transferred pursuant to instructions from a Borrower, then such Loan shall be considered funded at the time of the wire transmission. (ii) Interest on outstanding Loans shall begin to accrue on the date funded, notwithstanding whether or not any Borrower receives the benefit of such Loan on such date. (iii) Interest shall continue to accrue on outstanding Loans until repayment has been received by the Administrative Agent, in the Administrative Agent Account. (b) Interest Payment Date Accrued interest on the Primary Obligations shall be due and payable, in arrears, on the tenth day of each month (or, if such date is not a Business Day, the next Business Day after such date) and the Maturity Date (the “Interest Payment Date”). USActive 60742384.160742384.3 18

4. REPORTING AND NOTICES 4.1 Notice Procedures (a) All notices shall be in writing, to the respective addresses set forth on Schedule 1.1 hereto, and effective as follows: (i) by email, upon the sender’s receipt of a return email from the other party, except that return emails sent outside of normal business hours shall be deemed received on the next Business Day; (ii) by FedEx or other nationally recognized courier service, or U.S. registered or certified mail, return receipt requested, when received at such address; (iii) by hand delivery, when delivered to such address; and (iv) by posting to an electronic portal when accessed by the other party. (b) The parties may change their contact details by written notice to the other parties. 4.2 Event Based Reporting Upon becoming aware of any of the following, the Borrower Parties shall deliver notice, in a form and substance reasonably satisfactory to the Administrative Agent, as follows: (a) Transfer, Redemption or Withdrawal of Capital Commitments prior to transferring, redeeming or withdrawing any portion of an Investor’s Capital Commitment; (b) Mandatory Prepayment Events and Events of Default within 1 Business Day, of any Mandatory Prepayment Event or Event of Default; (c) New or Increased Capital Commitments within 5 Business Days of any new Investor joining a Guarantor, or any existing Investor increasing its Capital Commitment, together with: (i) relevant Subscription Documents; and/or (ii) documentation of each increase; (d) Capital Calls within 3 Business Days of any Capital Call (or return of Recallable Capital) (x) the corresponding Capital Call notice or Recallable Capital notice, provided, that the Borrower Parties may satisfy their obligations under this Section 4.2(d)(x) by posting such information or notices to an investor portal or other electronic data site to which the Administrative Agent has been provided access and (y) an updated Borrowing Base Certificate reflecting the same; (e) Investor Exclusion Events within 3 Business Days of any Investor becoming an Excluded Investor; (f) Adviser and Fund Sponsor Events USActive 60742384.160742384.3 19

within 3 Business Days of: (i) the Adviser’s or Fund Sponsor’s Investor interest being pledged; (ii) any Investor notifying a Borrower Party of its intent to remove the Adviser; (iii) the Fund Sponsor no longer acting as the Adviser under the Management Agreement; (iv) the occurrence of a Key Person Event; or (v) the occurrence of a Lock-Up Suspension Period. (g) Material Adverse Effect within 3 Business Days of any circumstance that could reasonably be expected to have a material adverse effect (“Material Adverse Effect”) on: (i) the validity or enforceability of any Loan Document, or the Administrative Agent’s rights and remedies thereunder; (ii) the Administrative Agent’s perfected, first priority security interest in the Collateral (subject to Permitted Liens); (iii) the ability of any Borrower Party or the Fund Sponsor to fulfill its obligations under the Loan Documents or the Fund Documents; or (iv) the operations, business, assets, liabilities or financial condition of the Borrower Parties, taken as a whole. 4.3 Quarterly and Annual Reporting The Borrower Parties shall deliver the following, in a form and substance reasonably satisfactory to the Administrative Agent: (a) Annual Financial Statements As soon as available, but no later than the earlier of: (x) the date such financial statements are made publicly available; (y) the date such financial statements are filed with the Securities and Exchange Commission; or (z) 120 days after the end of each Reporting Party’s fiscal year, (i) an audited report setting forth, as of the end of such fiscal year, each Reporting Party’s consolidated balance sheet, income statement, and related notes, (ii) an unqualified opinion of a nationally-recognized firm of independent certified public accountants, stating that such financial statements present fairly the financial condition and results of operations of each Reporting Party (without qualification, exception or any other statement which has the effect of modifying the opinion given therein), and (iii) any reports delivered to the Investors, as a group, regarding investments or the performance of the Borrower Parties. (b) Investor Contact Details USActive 60742384.160742384.3 20

Concurrently with annual financial statements, and within 3 Business Days of reasonable written request by the Administrative Agent, the current contact details of each Investor, in each case only if the contact details have changed since their last delivery. (c) Quarterly Financial Statements As soon as available, but no later than the earlier of: (x) the date such financial statements are made publicly available; (y) the date such financial statements are filed with the Securities and Exchange Commission; or (z) 90 days after the end of each of the first 3 fiscal quarters of each Reporting Party, (i) an unaudited report setting forth, as of the end of such fiscal quarter, each Reporting Party’s balance sheet, income statement, and related notes, and (ii) any reports delivered to the Investors, as a group, regarding investments or the performance of the Borrower Parties. (d) Compliance Certificate and Organization Chart Concurrently with financial statements, a compliance certificate in the form of Exhibit C, and a current structure chart of the Borrower Parties, if the chart has changed since its last delivery. 4.4 Disclosure of Credit Agreement After the Closing Date, annual financial statements provided to Investors shall describe this Credit Agreement and the related pledge of Collateral. 4.5 Other Reporting Other information reasonably requested by the Administrative Agent. 5. COVENANTS Each Borrower Party covenants that: 5.1 Equity Interests and Capital Commitments (a) Negative Pledge No Lien on the Collateral, other than Permitted Liens, shall be created, permitted or suffered to exist. (b) Capital Calls (i) All instructions to the Investors to deliver capital shall be in the form of Capital Calls, directed exclusively to, and deposited only in, the Collateral Account. (ii) Other than as expressly permitted by the Operative Documents (excluding any general power and authority of the Guarantor or the Adviser to compromise or release an Investor’s obligation to make a Capital Contribution) or by a Side Letter reviewed by the Administrative Agent, (A) no Capital Commitment shall be cancelled, suspended, excused, reduced, redeemed, repurchased, relieved, delayed, postponed, compromised, abated or otherwise modified (including in connection USActive 60742384.160742384.3 21 with any investment), in each case except for an Investment Exclusion Event, (B) and no agreement shall be made that would restrict or limit the ability to make Capital Calls. (c) Use of Collateral Account (i) Each Capital Call Collateral Account shall be used solely for receipt of Capital Contributions. (d) Limitation on Distributions (i) No dividend or distribution shall be made to any Investor, Adviser or Fund Sponsor while an Account Control Event exists; provided that, notwithstanding the foregoing, after the occurrence and during the continuance of a Mandatory Prepayment Event, (A) if a Borrower Party qualifies as a REIT, such Borrower Party shall have the right to make distributions or pay dividends to its shareholders (solely from sources other than Collateral) in an aggregate amount not to exceed the amount required for such Borrower Party to maintain its status as a REIT for federal and state income tax purposes and avoid the imposition of U.S. federal income or excise taxes (a “Permitted REIT Distribution”), as certified in a Tax Distribution Notice delivered to the Administrative Agent prior to the applicable distribution; and (B) with the prior written consent of the Administrative Agent, the Borrower Parties shall have the right to make payments or distributions to the Adviser for any accrued management fees (but, for the avoidance of doubt, not any incentive fees, carried interest or other similar payments) due and owing under the applicable Fund Documents in an amount to be agreed in writing between the Administrative Agent and such Borrower Party prior to such payment. (ii) Distributions to Investors from the proceeds of any Utilization, to the extent permitted under the Fund Documents, may be made only with the Administrative Agent’s prior written consent. (iii) Nothing in this Section 5.1(d) shall limit distributions from a Borrower to a Guarantor. (e) Sanctions No Borrower Party, Affiliate thereof or Investor shall be a Sanctioned Person. The Adviser shall not be a Sanctioned Person. (f) Aggregate Net Capital Contributions The Guarantor shall cause aggregate net Capital Contributions of the Investors to be at least 10% of the net cost of investments, provided that compliance with this covenant shall be measured as of the date that is 30 days after the end of each calendar quarter, and no breach shall occur if any noncompliance is remedied by issuing a Capital Call within 5 Business Days of such date and the related Capital Contributions are received within 15 Business Days of such date. USActive 60742384.160742384.3 22

5.2 Borrower Parties The Borrower Parties: (a) Amendment of Fund Documents (i) Procedure Except as specified below, shall, prior to executing any amendment, modification, or termination of any Fund Document (“Proposed Amendment”), deliver a copy to the Administrative Agent. (A) The Administrative Agent shall determine, in good faith, whether a Proposed Amendment is a Material Amendment within 5 Business Days of receipt, and, if so, the Required Lenders will determine whether the Proposed Amendment is acceptable, within 5 Business Days of receipt of notice from the Administrative Agent. Any Proposed Amendment that the Administrative Agent determines is not a Material Amendment may be executed without further consent. (B) Each executed amendment of any Fund Document shall be delivered to the Administrative Agent within 3 Business Days. (ii) Material Amendments Shall not amend, modify or terminate any Fund Document in any way that is adverse to the Lenders or the Administrative Agent, in the opinion of the Administrative Agent (a “Material Amendment”), including any amendment or modification that relates to: (A) each Borrower’s power to borrow, (B) each Guarantor’s power to guaranty indebtedness, (C) each Investor’s obligation to fund Uncalled Capital Commitments, (D) the validity or enforceability of the Capital Commitments, (E) or the Administrative Agent’s right, title or interest in the Collateral. (iii) Notwithstanding the foregoing, each Borrower Party may, without the consent of the Administrative Agent or the Lenders, amend its Fund Documents (x) to admit new Investors and (y) to reflect transfers of Investor interests, in each case to the extent permitted by, and in accordance with, this Credit Agreement; provided that such Borrower Party shall provide prior written notice to the Administrative Agent of any such amendment, along with copies of each executed, filed or otherwise effective document relating thereto, within 3 Business Days thereof. (b) Formation of Operative Document Alternative Investment Vehicles (i) Shall not, without the Administrative Agent’s prior written consent (not to be unreasonably withheld), form any Operative Document Alternative Investment Vehicle that is permitted to make or receive Capital Calls, or transfer or direct any Capital Commitment or Capital Contribution to an Operative Document Alternative Investment Vehicle. USActive 60742384.160742384.3 23

(ii) Any such Operative Document Alternative Investment Vehicle shall be required to join this Credit Agreement. (c) Debt Limitations Shall comply with the Debt Limitations under the Operative Documents. (d) Transactions with an Affiliate of a Lender (i) Shall not knowingly allow the proceeds of any Utilization to be used for the benefit of, or transferred to, an Affiliate of a Lender, such as by using the proceeds to repay an extension of credit from an Affiliate of a Lender or to purchase an asset from an Affiliate of a Lender, or to purchase a security issued or underwritten by an Affiliate of a Lender, in each case, without such Lender’s prior written consent. (ii) If any proceeds of a Utilization are used for the benefit of, or transferred to, an Affiliate of a Lender, the Borrower shall pay such Lender’s increased cost of capital and funding incurred as a result of its compliance with Section 23A of the Federal Reserve Act, which may, in such Lender’s sole discretion, be by reliance on the exemption in section (d)(4) of Section 23A of the Federal Reserve Act to the extent of any such proceeds, on the later of the Required Period or the next Interest Payment Date. As used in this clause (d), “Affiliate” has the meaning given to such term in Section 23A of the Federal Reserve Act. (e) Mergers and Business Formalities (i) Shall not: (A) commingle its funds with the funds of any other Person, (B) merge or consolidate unless such Borrower Party is the surviving entity, or (C) change its name, jurisdiction of organization or principal place of business without providing at least 10 Business Days’ prior written notice to the Administrative Agent. (ii) Shall: (A) maintain its existence, registration, and all material government licenses, permits and approvals, (B) conduct and present itself as a separate entity, and maintain separate books and records, (C) maintain all business organization formalities, (D) and conduct all transactions with Affiliates on an arm’s length basis. (f) Fiscal Year and Accounting Method Shall not change its fiscal year or accounting method without the Administrative Agent’s prior written consent, unless required by the Internal Revenue Code (in which case, the Administrative Agent shall be notified immediately). USActive 60742384.160742384.3 24

(g) Access to Books and Records Shall give the Administrative Agent (and its agents) access, upon 3 Business Days’ prior notice, to examine and copy the Borrower Parties’ books and records and inspect their properties during normal business hours. (h) Compliance with Fund Documents and Use of Proceeds Shall: (i) comply with the Fund Documents; and (ii) use the proceeds of Loans and Capital Calls only for purposes permitted by the Fund Documents. (i) Payment of Taxes Shall pay all Taxes imposed upon it or its income, profits, or properties before delinquent, if such failure would have a Material Adverse Effect, other than Taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. (j) Operations and Properties Shall act prudently, in accordance with industry standards, in managing or operating its business, investments, assets and properties, and shall maintain them in good working order and condition, ordinary wear and tear excepted. (k) Compliance with Law Shall comply with all Laws of any Governmental Authority, including environmental Laws and ERISA, if non-compliance would have a Material Adverse Effect. 6. REPRESENTATIONS Each Borrower Party represents, as of the Closing Date, each Utilization Date, and the date of each Facility Limit increase, that: 6.1 Equity Interests and Capital Commitments (a) Subscription Documents (i) The Fund Documents set forth the entire agreement regarding each Investor’s Capital Commitment. (ii) Each Investor’s Subscription Document has been delivered to the Administrative Agent. (b) Capital Commitments and Contributions (i) Under the Fund Documents, Uncalled Capital Commitments may be called at any time to repay the Obligations. (ii) All Capital Calls and other information necessary to update the Borrowing Base Certificate has been delivered to the Administrative Agent. (iii) The most recently updated Borrowing Base Certificate correctly sets forth the names and Capital Commitments of each Investor. USActive 60742384.160742384.3 25

(c) No Defenses No Borrower Party knows of: (i) any claim of offset, recoupment or other claim which could adversely affect the Investors’ obligation to fund Capital Calls, or (ii) any default or circumstance which, with the passage of time or giving of notice, would constitute a defense to the Investors’ obligation to fund Capital Calls. 6.2 Borrower Parties (a) Organization and Good Standing (i) It is duly formed, validly existing and in good standing under the Laws of the jurisdiction where it was organized, (ii) it has the requisite power and authority to own its assets and conduct its business, and (iii) it is qualified to do business in every jurisdiction in which qualification is required, if failure to qualify would have a Material Adverse Effect. (b) Authorization and Power Each Borrower Party has the power and authority to execute, deliver and perform its obligations under the Loan Documents and its Fund Documents. (c) Enforceable Obligations The obligations of each Borrower Party under the Loan Documents are binding and enforceable. (d) Priority of Liens Other than any Permitted Lien, no Borrower Party, nor, to the knowledge of any Borrower Party, any Investor, has pledged any portion of its interest in a Borrower or Guarantor, except as disclosed to the Administrative Agent. (e) Full Disclosure The information (other than financial projections) provided by the Borrower Parties to the Administrative Agent in writing is accurate in all material respects as of the date as of which such information was stated or deemed stated. (f) Material Adverse Effect No Material Adverse Effect has occurred and is continuing. (g) Margin Stock No Loan proceeds shall be used, directly or indirectly, in violation of Regulations U or X of the Federal Reserve System. (h) Solvency USActive 60742384.160742384.3 26

Each Borrower Party is Solvent; and all Borrowers and Guarantors, taken as a whole, are Solvent. (i) Sanctions No Borrower Party or Affiliate thereof is a Sanctioned Person. To each Borrower Party’s knowledge, no Investor is a Sanctioned Person. (j) No Conflicts or Consents (i) The execution, delivery and compliance with the Loan Documents will not conflict with any agreement or Law by which such Borrower Party is bound, including the Fund Documents. (ii) No consent, approval, authorization or order of any Governmental Authority, Investor or third party is required to execute, deliver and comply with the Loan Documents, other than those already obtained as of the date hereof. (k) Investment Company Act No Borrower Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940. (l) Taxes Each Borrower Party has filed all tax returns required to be filed in any jurisdiction, and paid all Taxes, if such failure would have a Material Adverse Effect, other than Taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. (m) Litigation and Environmental Liability No Borrower Party has received written notice of any Proceeding or environmental liability, or is aware of any pending or threatened Proceeding or environmental liability, that would have a Material Adverse Effect. (n) Compliance with Law The Borrower Parties are in compliance with all Laws, including environmental Laws, that would have a Material Adverse Effect. (o) ERISA (i) Each Primary Obligor is an ERISA Operating Company or meets an exception to holding ERISA Plan Assets under the ERISA Plan Asset Regulations. (ii) No Primary Obligor or member of an ERISA Controlled Group has established or maintains any ERISA Plan or has any liability with respect to any ERISA Plan. (iii) Assuming that no portion of the Loan is funded with ERISA Plan Assets, unless the applicable Lender is relying on a prohibited transaction exemption, the conditions of which have all been satisfied, the execution, delivery and performance of the Loan Documents and the enforcement of Capital Calls against the Investors pursuant to the terms of this Credit Agreement, and the borrowing and repayment of Loans under this Credit Agreement, do not and will not constitute a non-exempt prohibited transaction under Section 406(a) USActive 60742384.160742384.3 27 of ERISA or Section 4975(c)(1)(A) - (D) of the Internal Revenue Code that would subject such Lender to any tax, penalty, damages or other claim under the Internal Revenue Code or ERISA. 7. EVENTS OF DEFAULT AND REMEDIES 7.1 Events of Default Any of the following shall be an event of default (“Event of Default”). (a) Breach of Mandatory Prepayment Events Any failure to comply with Mandatory Prepayment Events, including any failure to issue a Capital Call as required by Section 3.3 (Required Period). (b) Voluntary Bankruptcy Any Borrower Party or the Adviser avails itself of any Debtor Relief Law. (c) Involuntary Bankruptcy Any Borrower Party or the Adviser, or a material part of its assets, becomes the subject of any Debtor Relief Law, (i) which continues undismissed or unstayed for 60 days, (ii) or under which a court or other Governmental Authority, (A) enters an order for relief or a judgment approving a petition for reorganization or liquidation, or (B) appoints a trustee, receiver, custodian, intervenor, liquidator, administrator or similar entity. (d) Insolvency, Liquidation or Dissolution Any Borrower Party or the Adviser: (i) becomes Insolvent, (ii) makes a general assignment for the benefit of creditors, or (iii) is liquidated or dissolved. 7.2 Remedies Upon an Event of Default, (a) the Maturity Date shall automatically occur; (b) the Obligations shall be automatically due and payable; (c) the Uncommitted Tranche and each Funded Tranche shall automatically terminate; and (d) the Administrative Agent may immediately: USActive 60742384.160742384.3 28

(i) exercise exclusive control of each Collateral Account; and (ii) issue Capital Calls directly to the Investors. 7.3 Additional Rights of the Administrative Agent During any Event of Default, the Administrative Agent is authorized, in the name of the Administrative Agent or in the name of any Borrower Party or the Adviser, as applicable, to: (a) control the issuance of Capital Calls and notify the Investors of the Event of Default; (b) notify the Investors to fund Capital Contributions directly to the Administrative Agent or to any other account; (c) complete existing agreements and make allowances and adjustments related to the payment of Capital Commitments, and compromise any claims related thereto; (d) issue a receipt to any Investor that funds a Capital Contribution, which receipt shall be a complete release of such Investor with respect thereto; (e) endorse the name of any Borrower Party or the Adviser on any check, draft, instrument, instruction, or document evidencing payment of a Capital Contribution; (f) perform any covenant, duty, or agreement on behalf of any Borrower Party, and such Borrower Party shall promptly reimburse the Administrative Agent for any expense related thereto, together with interest thereon at the Default Rate from the date of such expenditure until paid; (g) enforce any right or remedy in the Loan Documents, or available at Law or in equity; (h) commence any Proceeding to collect payment of the Capital Commitments; and (i) exercise remedies against any Borrower Party and its assets separately, whether or not the Administrative Agent exercises remedies against any other Borrower Party or its assets, and enforce any Borrower Party’s obligations without enforcing any other Borrower Party’s obligations. Further, the Administrative Agent is granted an irrevocable power of attorney, coupled with an interest, to carry out all acts and execute all checks, drafts, instruments, instructions, or other documents, on behalf of the Borrower Parties, that are necessary or advisable in the Administrative Agent’s sole discretion, to effect repayment of the Obligations and protect the Collateral. If the Administrative Agent forecloses, or exercises any similar remedy under the Collateral Documents, such remedy shall reduce the Obligations only to the extent of the cash proceeds actually realized by the Administrative Agent (or the Administrative Agent’s credit bid). All of the foregoing remedies and rights of the Administrative Agent may be undertaken without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower Parties and the Adviser. 7.4 Application of Payments Any amounts received during an Event of Default on account of the Obligations shall be applied in the following order: (a) against all reasonable and documented costs and expenses (including attorneys’ fees) arising hereunder; USActive 60742384.160742384.3 29

(b) against accrued interest on the Obligations; (c) against the Primary Obligations; (d) against any remaining portion of the Obligations; and (e) the balance, after all Obligations have been indefeasibly paid in full, to each Borrower or as required by Law. 7.5 Set-Off (a) During any Event of Default, each Lender is authorized, with the consent of the Administrative Agent but without notice to any other Person, to set off any and all deposits and any other indebtedness held or owing by such Lender to or for the credit or the account of any Borrower Party against and on account of the obligations and liabilities of any Borrower Party to the Lenders under the Loan Documents. (b) The rights of each Lender under this Section 7.5 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. 8. MISCELLANEOUS PROVISIONS 8.1 Amendments; Waivers (a) Administrative Agent’s Consent. (i) All amendments of this Credit Agreement must be executed and delivered by the Administrative Agent and the Borrower. (ii) All waivers and consents under this Credit Agreement must be in writing and delivered by the Administrative Agent to the Borrower. (b) Lenders’ Consent. Without the written consent of each Lender affected thereby, no amendment, waiver, or consent shall be effective if the effect thereof would: (i) extend the scheduled final maturity of any Loan or Note; (ii) waive, reduce or postpone any scheduled repayment (but not prepayment including a Mandatory Prepayment Event); (iii) reduce the rate of interest or fee on any Loan; (iv) extend the time for payment of any such interest or fee; (v) reduce the principal amount of any Loan; (vi) amend, modify, terminate or waive any provision of this Section 8.1; or (vii) release all or any material portion of the Collateral. (c) No failure or delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any partial exercise of any right preclude any additional exercise thereof. (d) Each waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given, and shall not be construed as a waiver or consent for any other purpose. USActive 60742384.160742384.3 30

(e) No course of dealing or conduct shall affect the Administrative Agent’s or any Lender’s rights hereunder or be construed as a waiver of such rights. 8.2 Borrower Provisions (a) Payment of Expenses Each Borrower shall pay the Administrative Agent’s reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) for drafting and negotiating the Loan Documents, the administration and enforcement of this credit facility (including the addition of Investors), and any amendments hereto. (b) Further Assurances Each Borrower Party shall, promptly upon the request of a Lender, execute and deliver any replacement Promissory Note, and promptly upon the request of the Administrative Agent, take any action necessary or appropriate to correct any error discovered in any Loan Document or filing related thereto, maintain the Collateral (including the perfection and priority of intended liens), and carry into effect the intent of the Loan Documents. (c) Subordination of Claims and Rights (i) All payments and advances made, directly or indirectly, by any Borrower Party to another Borrower Party, the Adviser or an Investor, on any debts or liabilities now existing or hereafter arising, and all Liens securing such payments, shall be subordinate to the Obligations, and all Liens securing payment thereof; provided, such payments may be made so long as: (A) no Account Control Event exists or would result therefrom; and (B) no Borrower Party would become Insolvent as a result thereof. (ii) Management fees for regular, ordinary course asset management activities, excluding performance fees, incentive fees, and fees representing a carried interest, may be paid from investment proceeds at any time. (iii) During an Event of Default, the Borrower Parties shall not take any action against any Investor, including the exercise or enforcement of any right under the Fund Documents, without the Administrative Agent’s prior written consent. (d) Indemnification The Borrower Parties agree to indemnify the Administrative Agent, the Lenders, and their respective officers, directors, employees and agents (“Indemnitees”) against all losses, claims, actions, judgments, penalties, damages, liabilities, and expenses (including reasonable and documented attorneys’ fees and expenses) (“Claims”) incurred by or asserted against any Indemnitee, arising out of or related to: (i) the use or misuse of Loan proceeds; (ii) the execution or enforcement of any Loan Document, or any transaction contemplated thereby, whether or not any Indemnitee is a party thereto; and USActive 60742384.160742384.3 31

(iii) any gross negligence, fraud, willful misconduct, or breach by any Borrower Party or its Affiliates of any Loan Document or environmental Laws (notwithstanding the acts or omissions of any Indemnitee); provided, however, that this indemnity shall not apply to any Claims arising from the gross negligence, fraud or willful misconduct of an Indemnitee as determined by a court of competent jurisdiction in a final, non-appealable decision. Additionally, this Section 8.2(d) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim. (e) Waiver of Consequential Damages Etc. (i) Each Borrower Party waives, to the fullest extent permitted by Law, any Claim against any Indemnitee for special, indirect, consequential or punitive damages arising out of or related to any Loan Document. (ii) The Indemnitees shall not be liable for any Claim arising out of or related to the use by unintended recipients of any information distributed by electronic telecommunications, the internet or other information transmission systems in connection with the Loan Documents, in each case except to the extent such use giving rise to such Claim is the direct result of such Indemnitee’s gross negligence, fraud, or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable decision. (f) Recourse Liability (i) Neither the Investors nor Adviser shall have any liability for the payment or performance of the Obligations, except that losses arising from a Borrower Party’s intentional misconduct, fraud, or willful misapplication of Loan proceeds shall be fully recourse to the Guarantor. (ii) The payment of the Obligations shall be non-recourse to the Investors and the Adviser. (g) ERISA Compliance (i) No Primary Obligor or any member of an ERISA Controlled Group shall establish, maintain or contribute to or become obligated to make any contribution to, or incur any liability with respect to, any ERISA Plan, and no Primary Obligor shall have any employees. (ii) No Primary Obligor shall allow its assets to constitute ERISA Plan Assets. (iii) Assuming that no portion of the Loan is funded with ERISA Plan Assets, unless the applicable Lender is relying on a prohibited transaction exemption, the conditions of which have all been satisfied, no Primary Obligor shall take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A), (B), (C) or (D) of the Internal Revenue Code or Section 406(a) of ERISA that would subject such Lender to any tax, penalty, damages or other claim under the Internal Revenue Code or ERISA. (h) ERISA Plan Assets (i) If any Primary Obligor: (A) provided a certificate of a Fund Responsible Officer pursuant to clause (h)(ii) on Annex IV, or USActive 60742384.160742384.3 32

(B) such Guarantor shall fail to meet another exception to holding Plan Assets, such Primary Obligor shall deliver an ERISA Operating Company Opinion, addressed to the Lenders (or a copy of such Primary Obligor’s ERISA Operating Company Opinion, together with an ERISA Reliance Letter with respect thereto). (ii) If any Primary Obligor provided an ERISA Operating Company Opinion pursuant to clause (h)(i) on Annex IV or Section 8.2(h)(i), such Primary Obligor shall provide to the Administrative Agent, by the 60th day of each ERISA Annual Valuation Period of such Primary Obligor, a certificate, addressed to the Administrative Agent, signed by a Fund Responsible Officer, certifying that such Primary Obligor has met the requirements to be an ERISA Operating Company for the twelve-month period following the end of such ERISA Annual Valuation Period. (iii) If such Primary Obligor does not have “significant” participation by ERISA Investors under ERISA, such Primary Obligor shall deliver to the Administrative Agent, concurrently with annual financial statements, a certificate certifying that the underlying assets of such Primary Obligor do not constitute ERISA Plan Assets because less than 25% of the total value of each class of equity interests in such Primary Obligor is held by “benefit plan investors” under Section 3(42) of ERISA. 8.3 Confidentiality (a) The Administrative Agent and each Lender shall maintain the confidentiality of all information (including financial statements, Capital Commitments, Fund Documents, investments under the Operative Documents, identities of the Investors, and any other data, records, reports and forecasts) disclosed by or on behalf of the Adviser, a Borrower Party or Investor to such Person or its attorneys, accountants, agents or service providers in connection with this Credit Agreement, in accordance with such Person’s customary procedures, but not any information that was publicly available prior to such disclosure (“Confidential Information”). (b) The Administrative Agent and the Lenders may disclose Confidential Information: (i) to any Person with the Borrower’s prior written consent; (ii) to its internal and external auditors, accountants, compliance personnel, attorneys, agents, and Affiliates; (iii) in the ordinary course of business for administrative, audit, reporting, compliance and regulatory purposes; (iv) to any Governmental Authority that asserts jurisdiction over such Person or its Affiliates, or as required by Law; (v) to an assignee or proposed assignee, provided that such party agrees in writing to keep such information confidential; (vi) to any nationally recognized statistical ratings organization (NRSRO) that is registered and approved by the Securities and Exchange Commission; (vii) to the Federal Reserve Bank of New York and any other Federal Reserve Bank; and USActive 60742384.160742384.3 33

(viii) in connection with the exercise of any remedy or Proceeding related to the Loan Documents. (c) In connection with any transaction in which a Borrower Party is a buyer of an asset for which the Administrative Agent, a Lender or an Affiliate thereof is advising the seller, such Person may inform its advisory client of the existence of this Credit Agreement if such Person determines it would be appropriate to do so. (d) Other than as permitted under clause (b) of this Section 8.3, neither the Administrative Agent nor any Lender shall provide or disclose any Confidential Information that identifies any specific Investor to any Lender other than Goldman Sachs Bank USA. 8.4 Assignments and Participations (a) Generally This Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (b) Right to Assign (i) Goldman Sachs Bank USA (as Lender) may pledge, transfer or assign its Loans or interest under this Credit Agreement in whole or in part to any Person, including a Federal Reserve Bank. (ii) Each Lender (other than Goldman Sachs Bank USA) shall have the right at any time to assign Loans or rights and obligations under this Credit Agreement in whole or in part to any Eligible Assignee upon the receipt of consent of the Borrower and the Administrative Agent (not to be unreasonably withheld); provided that no consent of the Borrower shall be required for an assignment of Loans after an Event of Default has occurred and is continuing. (c) Mechanics (i) Assignments and assumptions of Exposure by Lenders shall be effected by an executed Assignment and Assumption delivered to the Administrative Agent and effective when recorded in the Lender Register. (ii) The assignee shall deliver to the Administrative Agent (A) all forms, certificates or other evidence, if any, as the assignee may be required to deliver pursuant to Section 9.4 (Taxes) and (B) a registration and processing fee of $5,000 (except that no such registration and processing fee shall be payable in connection with an assignment by Goldman Sachs Bank USA or any Affiliate thereof). (d) Effect of Assignment Subject to the terms and conditions of this Section 8.4: (i) the assignee shall have the rights and obligations of a “Lender” hereunder as reflected in the Lender Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) upon recordation of the assignment in the Lender Register, the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which USActive 60742384.160742384.3 34 survive the termination hereof) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided that such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) Schedule 1.2 hereto shall be modified to reflect the Uncommitted Amount and Applicable Percentages of such assignee; and (iv) nothing contained herein shall prevent the assigning Lender or its Affiliate (including without limitation the Administrative Agent) from acting as servicer for the assignee Lender to collect payments and enforce the Obligations of the Borrower for the benefit of the assignee Lender. (e) Participations (i) Each Lender shall have the right at any time to sell one or more participations in all or any part of its Exposure to any Eligible Assignee upon the receipt of consent of the Administrative Agent; provided, that the participation will not give rise to increased costs or other amounts under Section 9.3 (Change in Law) or Section 9.4 (Taxes). (ii) The holder of any participation shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver described in Section 8.1(b) (Unanimous Lenders’ Consent) supporting the Loans hereunder in which such participant is participating. (f) Register The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the lenders, and the Loans of, and principal amounts (and stated interest) of the Loans owing to, each lender pursuant to the terms hereof from time to time (the “Lender Register”). The entries in the Lender Register shall be conclusive absent manifest error, and the parties hereto shall treat each person whose name is recorded in the Lender Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Lender Register shall be available for inspection by the parties hereto at any reasonable time and from time to time upon reasonable prior notice. (g) Borrower Party Assignments The Borrower Parties and the Adviser may not transfer or assign their interest under this Credit Agreement without the Administrative Agent’s prior written consent. Notwithstanding the foregoing or anything else in this Credit Agreement, Borrower Parties shall have the right to (a) enter into a services agreement with (1) a taxable REIT subsidiary of such Borrower Party or one or more of Borrower Party’s direct or indirect constituent owners or (2) a direct or indirect subsidiary of such taxable REIT subsidiary (each, a “TRS”), and have such TRS perform certain services (including, but not limited to, any non-customary services) with respect to the real property and (b) to implement customary structuring strategies for REIT compliance, including through the use of a TRS. 8.5 Other Miscellaneous Provisions (a) No Fiduciary Duty USActive 60742384.160742384.3 35

Neither the Administrative Agent nor any Lender shall have any fiduciary duty to any Borrower Party or any other Lender, and the relationship between the Administrative Agent, the Lenders and the Borrower Parties shall be solely that of lender and borrower. (b) Lending Office (i) Each Lender may designate its principal office or the office of an Affiliate as the office where it makes and maintains Loans, and where payments are credited (the “Lending Office”), (ii) and may change its Lending Office by written notice to the Administrative Agent and the Borrower. (iii) If requested by the Borrower, a Lender may designate a different Lending Office, if such designation would reduce the amount of compensation owed by the Borrower under Section 9, and would not, in such Lender’s good faith judgment, subject such Lender to any unreimbursed cost or expense or be otherwise disadvantageous to it. The Borrower shall pay all reasonable costs and expenses incurred by such Lender in connection with such change. (c) Survival Section 8.2(a) (Payment of Expenses), Section 8.2(d) (Indemnification) and Section 9 (Increased Costs, Term SOFR Unavailability and Taxes) shall survive termination of this Credit Agreement, regardless of the repayment of the Loans or the unenforceability of any Loan Document. (d) [Reserved]. (e) Maximum Interest The interest charged hereunder shall not exceed the highest rate permitted by Law. (f) Governing Law The Loan Documents shall be governed by the Laws of the State of New York. (g) Consent to Jurisdiction Any Proceeding against any Borrower Party, arising out of or related to any Loan Document, may be brought in the courts of the State of New York, or in the United States Courts in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, and each Borrower Party submits to the non-exclusive jurisdiction of such courts. (h) Consent to Service of Process and Forum (i) Each Borrower Party irrevocably consents to the service of any summons, complaint or other process served in any Proceeding arising out of or related to this Credit Agreement (“Service of Process”) in any Proceeding in said court by the mailing thereof by registered or certified mail, postage prepaid, to such Borrower Party’s notice address provided herein. (ii) [Reserved]. USActive 60742384.160742384.3 36

(iii) Each Borrower Party irrevocably waives any objection to the laying of venue of any Proceeding arising out of or related to this Credit Agreement or any Promissory Note brought in the courts located in the State of New York, Borough of Manhattan in New York City, and further irrevocably waives any claim that any Proceeding brought in any such court has been brought in an inconvenient forum. (i) Waiver of Trial by Jury EACH PARTY HERETO WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THE LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY. (j) Severability of Invalid Provisions If any provision of this Credit Agreement is held to be invalid or unenforceable, the remainder of this Credit Agreement shall not be affected or impaired thereby, and the parties shall, to the extent practicable, endeavor in good faith to replace such provision with a valid provision. (k) Entire Agreement The Loan Documents constitute the entire agreement of the parties, and supersede all prior agreements relating to the subject matter thereof. (l) Multiple Counterparts; Electronic Delivery This Credit Agreement may be executed in multiple counterparts, which may be delivered electronically. The words “execution,” “signed,” “signature,” and words of like import herein and in any document signed in connection herewith include electronic signatures or electronic records, which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based record, as provided for in any applicable Law, including any federal or state laws based on the Uniform Electronic Transactions Act. 9. INCREASED COSTS, TERM SOFR UNAVAILABILITY AND TAXES 9.1 Compensation Certificate Upon request, each Lender shall deliver to the Borrower and the Administrative Agent a certificate, which shall be conclusive absent manifest error and shall not include any duplicative amount, setting forth the details, amount to be paid, and calculation of each demand for payment under this Section 9, and the Borrower shall pay such Lender, such amount within the Required Period. 9.2 Term SOFR Unavailability, Inadequacy or Illegality (a) If the Administrative Agent determines that Term SOFR has not been published by a reporting service of recognized standing, then the Administrative Agent may obtain Term SOFR from any source reasonably selected by the Administrative Agent. (b) If the Administrative Agent determines that, (i) reasonable means do not exist for determining Term SOFR, (ii) Term SOFR does not adequately reflect the Lenders’ cost of funding, USActive 60742384.160742384.3 37

(iii) or a Change in Law has made it unlawful for the Lenders to make or maintain Term SOFR Loans, then all outstanding Term SOFR Loans shall automatically convert to Prime Rate Loans on the last day of the then-current Interest Rate Reset Period (or earlier if required by Law), and all new Loans will be made as Prime Rate Loans. 9.3 Change in Law (a) If a Lender reasonably determines that as a result of any Change in Law, there is any (i) increase in the cost to such Lender of Utilizations, (ii) decrease in the amount received or receivable by such Lender in connection therewith (excluding Taxes), (iii) increase in or imposition of Taxes (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or Connection Income Taxes) on the Utilizations, or its deposits, reserves, other liabilities or capital attributable thereto, (iv) or decrease in its (or an Affiliate’s) return on capital, as a consequence of such Lender’s obligations hereunder (taking into consideration its policies on capital adequacy and expected return on capital), the Borrower shall compensate such Lender for such increase or reduction. (b) Each Lender shall notify the Borrower promptly upon becoming aware of any event occurring after the Closing Date, and in any event within 270 days thereafter, which may entitle such Lender to compensation hereunder; provided that if the event giving rise to such compensation is retroactive, then such 270-day period shall be extended to include the period of retroactive effect. 9.4 Taxes (a) Payments Free of Taxes (i) All payments by the Borrower Parties hereunder shall be made free and clear, and without deduction for any Taxes, except as required by Law. (ii) If any applicable Law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a Borrower Party, then the withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law (iii) If any Borrower Party is required by Law to deduct or withhold any Indemnified Taxes from any sum payable to a Recipient hereunder, the sum payable shall be increased so that after making such deductions or withholdings, such Recipient receives an amount equal to the sum such Lender Recipient would have received had no such deduction or withholdings been made. (b) Indemnified Taxes Each Borrower Party agrees to indemnify each Recipient for, USActive 60742384.160742384.3 38

(i) the full amount of Indemnified Taxes payable or paid by the Recipient or required to be withheld or deducted from a payment to the Recipient, (ii) and any liability arising therefrom or related thereto, including penalties, interest, and legal expenses incurred in the enforcement hereof, whether or not such Indemnified Taxes were correctly or legally imposed by the relevant Governmental Authority. (c) Lender’s Tax Exemption Form Each Lender shall deliver to the Borrower and the Administrative Agent, on or before the Closing Date, or if later, the date such Lender becomes a Lender, and thereafter upon request of the Borrower or the Administrative Agent, executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax. (d) Tax Refunds (i) If a Recipient receives a refund, which it determines in good faith is directly attributable to Indemnified Taxes (including by the payment of additional amounts pursuant to this Section), it shall promptly pay such amount, net of all related out-of-pocket expenses (including Taxes) to the Borrower (without interest thereon), (ii) but if a Recipient is subsequently required to repay such amount to the relevant taxing authority, the Borrower agrees to refund such amount to such Recipient (plus any penalties, interest or other charges imposed by the relevant Governmental Authority). (iii) The Recipient shall not pay to the Borrower any amount that would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if Indemnified Taxes had not been imposed and indemnification payments had never been paid. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] USActive 60742384.160742384.3 39

GSB-Invesco CREF Credit Agreement GUARANTOR: IN WITNESS WHEREOF, the parties have executed this Credit Agreement as of the date first above written. BORROWER: INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation By: Name: Title: ACKNOWLEDGED AND AGREED: ADVISER: INVESCO ADVISERS, INC., a Delaware corporation By: Name: Title: INCREF BORROWER, LLC, a Delaware limited liability company By: Invesco Commercial Real Estate Finance Trust, Inc., as sole member and manager By: Name: Title:

GSB-Invesco CREF Credit Agreement GOLDMAN SACHS BANK USA By: Name: Title: Authorized Signatory ADMINISTRATIVE AGENT:

GSB-Invesco CREF Credit Agreement GOLDMAN SACHS BANK USA By: Name: Title: Authorized Signatory LENDERS:

Annex I Guaranty 1. Guaranty of Payment (a) In consideration of the financial accommodations provided to the Borrower under this Credit Agreement, each Guarantor unconditionally guarantees to the Lenders the prompt payment of the Obligations in full when due (whether as a mandatory prepayment, by demand or otherwise). (b) This guaranty (“Guaranty”) is a guaranty of payment, not of collection, and is a continuing guaranty that shall apply to all of the Obligations whenever arising. (c) If the obligations of any Guarantor are adjudicated to be invalid or unenforceable (including because of any Laws relating to fraudulent conveyances or transfers), then the obligations of such Guarantor shall be limited to the maximum amount permitted by Law. 2. Obligations Unconditional (a) Each Guarantor’s obligations under this Guaranty: (i) are absolute and unconditional, irrespective of the genuineness, validity or enforceability of any of the Loan Documents, to the fullest extent permitted by Law, and irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; and (ii) shall not be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Borrower Party, or by any Borrower Party becoming the subject of any Debtor Relief Law. (b) Nothing in this Guaranty shall prevent the Administrative Agent or any Lender from suing on any Promissory Note or other Loan Document, foreclosing on any Collateral, or exercising any other right under any Loan Document, and the exercise of any of these rights shall not discharge any Guarantor’s obligations under this Guaranty. (c) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations, and proof of the Lenders’ reliance on this Guaranty. (d) The Obligations, and all dealings between the Borrower Parties, the Administrative Agent and the Lenders, have been undertaken, created, contracted or incurred, or renewed, extended, amended or waived, in reliance on this Guaranty. 3. Modifications (a) All or any part of the Collateral now or hereafter held or received for the Obligations may be exchanged, compromised or surrendered from time to time. (b) The Administrative Agent and the Lenders shall have no obligation to protect, perfect, secure or insure any Liens securing payment of the Obligations. (c) Any deposit balance for the credit of a Borrower Party or any other party liable for the Obligations or security therefor may be released, in whole or in part, at, before or after the Obligations are due, all without notice to or assent by any Guarantor, which USActive 60742384.160742384.3 shall remain bound thereon, notwithstanding any exchange, compromise, surrender, extension, renewal, modification, indulgence or release. 4. Waiver of Rights Each Guarantor expressly waives to the fullest extent permitted by Law: (a) notice of acceptance of this Guaranty by the Administrative Agent for the benefit of the Lenders and of all extensions of credit to any Borrower Party; (b) notice of presentment or demand for payment of the Obligations; (c) protest and notice of dishonor or default on the Obligations or the security therefor; and (d) all other notices to which any Guarantor might otherwise be entitled. 5. Reinstatement The obligations of each Guarantor under this Guaranty shall be automatically reinstated if any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be restored by any holder of any of the Obligations, whether as a result of any Proceeding, Debtor Relief Law or otherwise. 6. Remedies If any of the Obligations become due under Section 3.4 (Mandatory Prepayment Events) or Section 7.1 (Events of Default), then, notwithstanding any stay, injunction or other prohibition, the Obligations shall be immediately due and payable by each Guarantor in accordance therewith. 7. Subrogation Until the full, final and complete satisfaction of the Obligations (other than contingent indemnification obligations for which no claim has been made), each Guarantor shall not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset, indemnification or other claim against any Borrower Party, whether arising by contract or operation of Law in connection with any payment made or required to be made by the Guarantors under the Loan Documents. USActive 60742384.160742384.3

Annex II Guarantor Collateral Security Agreement Each Guarantor (collectively, the “Pledgors”) confirms that it is receiving benefit from the Utilizations, and the security interest granted hereby is a condition to such Utilizations. 1. Grant of Security Interest In order to secure the Obligations, each Pledgor grants a Lien in, pledges and assigns the following collateral, whether now existing or hereafter acquired or arising (the “Collateral”), to the Administrative Agent: (a) the Guarantor’s rights, under the Fund Documents, to the Capital Commitments and Capital Contributions of each Investor; (b) the Guarantor’s rights, under the Fund Documents, to make Capital Calls and enforce each Investor’s obligation to make Capital Contributions; (c) all of the Guarantor’s rights, titles, and interests in each Collateral Account, any successor or substitute accounts, all funds therein or credited thereto, and all documents evidencing each account; and (d) all proceeds of the foregoing. 2. Covenants (a) Each Pledgor shall take all actions and execute all documents, requested by the Administrative Agent, to: (i) obtain, maintain and confirm the full benefits and rights herein granted; (ii) preserve and maintain the Administrative Agent’s perfected, first priority security interest in the Collateral; (iii) appear in or defend any Proceeding that affects the Collateral Account or the Liens granted hereby; and (iv) ensure that the Investors fund all Capital Contributions directly into the Collateral Account, all at the Pledgors’ expense. (b) Any Capital Call by the Administrative Agent shall be deemed to satisfy any requirement or condition that any Pledgor make a discretionary call on its Investors (which Capital Calls may be in excess of the amount owing under the Credit Agreement in order to result in payment in full of the Obligations). (c) Any Capital Contributions received by any Guarantor outside of the Collateral Account shall be: (i) part of the Collateral and subject to the Administrative Agent’s Liens thereon; (ii) segregated from all other funds of the Guarantor; (iii) held in trust for the Administrative Agent; and (iv) deposited into the Collateral Account within 2 Business Days. USActive 60742384.160742384.3

3. Representations As of the Closing Date, each Utilization Date, and the date of each Facility Limit increase: (a) the Guarantor is the sole owner of the applicable Collateral Account and the Capital Contributions; (b) the Guarantor has the exclusive right to make Capital Calls; and (c) no Pledgor has transferred, assigned or granted any Lien (other than Permitted Liens) on the Collateral. 4. Reporting Each Pledgor shall immediately notify the Administrative Agent if: (a) any of the covenants or representations above ceases to be true; or (b) any Proceeding is brought that affects the Collateral Account or the Liens granted hereby. 5. Account Control Events During an Account Control Event, (a) the Administrative Agent may exercise all of its rights under the Collateral Account Control Agreement, including: (i) taking exclusive control of the Collateral Account; and (ii) withdrawing, transferring and receiving all funds in or credited to the Collateral Account, and (b) each Pledgor waives any right to, and shall not, give instructions to the Depository concerning the Collateral Account. 6. No Waiver The Administrative Agent’s rights and remedies shall not be waived or adversely affected by: (a) any compromise, forbearance, adjustment or release granted by the Administrative Agent in connection with the Collateral or the Obligations; (b) the exercise of, or failure to exercise, any right or remedy; or (c) any action or omission by the Administrative Agent in connection with the Obligations or the Collateral, irrespective of whether such action or omission prejudices any Pledgor or increases the likelihood that the Collateral will be applied to the Obligations. 7. No Liability The Administrative Agent shall not be liable for: (a) any act or omission related to the Administrative Agent’s exercise of any right or remedy concerning the Collateral; or USActive 60742384.160742384.3

(b) any loss of interest, or penalties or charges assessed to the Collateral Account, as a result of the Administrative Agent’s exercise of any right or remedy, except as a result of its own gross negligence, fraud or willful misconduct. 8. Subrogation No Pledgor shall exercise any right of subrogation, reimbursement, contribution, offset, indemnification or similar rights against any Pledgor or the Collateral until the Obligations have been fully satisfied. 9. UCC Financing Statements (a) Each Pledgor has reviewed drafts of the UCC financing statements that will be filed to perfect the security interests hereby granted, and they are accurate, and the Administrative Agent is authorized to file such financing statements. (b) No financing statement covering the Collateral has been or will be filed, other than by the Administrative Agent. 10. Release Upon the complete satisfaction of the Obligations and the termination of the facility, the Administrative Agent shall release: (a) the Pledgors from their obligations hereunder; and (b) the security granted hereunder, and the Pledgors may terminate the UCC financing statements, at their own expense. USActive 60742384.160742384.3

Annex III Borrower Collateral Security Agreement The Borrower confirms that it is receiving benefit from the Utilizations, and the security interest granted hereby is a condition to such Utilizations. 1. Grant of Security Interest In order to secure the Obligations, the Borrower grants a Lien in, pledges and assigns the following collateral, whether now existing or hereafter acquired or arising (the “Collateral”), to the Administrative Agent, for the benefit of the Lenders: (a) all of the Borrower’s rights, titles, interests, remedies and privileges granted to the Borrower under each Fund Guaranty. (b) all of the Borrower’s rights, titles, interests, remedies and privileges granted to the Borrower under each Fund Security Agreement; and (c) all proceeds of the foregoing. 2. Covenants (a) The Borrower shall take all actions and execute all documents, requested by the Administrative Agent, to: (i) obtain, maintain and confirm the full benefits and rights herein granted; (ii) preserve and maintain the Administrative Agent’s perfected, first priority security interest in the Collateral; and (iii) appear in or defend any Proceeding that affects any Liens granted hereby, all at the Borrower’s expense. 3. Representations As of the Closing Date, each Utilization Date, and the date of each Facility Limit increase: (a) the Borrower is the sole owner of the Collateral; and (b) the Borrower has not transferred, assigned or granted any Lien (other than Permitted Liens) on the Collateral. 4. Reporting The Borrower shall immediately notify the Administrative Agent if any of the covenants or representations above ceases to be true. 5. No Waiver The Administrative Agent’s rights and remedies shall not be waived or adversely affected by: (a) any compromise, forbearance, adjustment or release granted by the Administrative Agent in connection with the Collateral or the Obligations; (b) the exercise of, or failure to exercise, any right or remedy; or USActive 60742384.160742384.3

(c) any action or omission by the Administrative Agent in connection with the Obligations or the Collateral, irrespective of whether such action or omission prejudices the Borrower or increases the likelihood that the Collateral will be applied to the Obligations. 6. No Liability The Administrative Agent shall not be liable for any act or omission related to the Administrative Agent’s exercise of any right or remedy concerning the Collateral, except as a result of its own gross negligence, fraud or willful misconduct. 7. Subrogation The Borrower shall not exercise any right of subrogation, reimbursement, contribution, offset, indemnification or similar rights against the Borrower or the Collateral until the Obligations have been fully satisfied. 8. UCC Financing Statements (a) The Borrower has reviewed drafts of the UCC financing statements that will be filed to perfect the security interests hereby granted, and they are accurate, and the Administrative Agent is authorized to file such financing statements. (b) No financing statement covering the Collateral has been or will be filed, other than by the Administrative Agent. 9. Release Upon the complete satisfaction of the Obligations and the termination of the facility, the Administrative Agent shall release: (a) the Borrower from its obligations hereunder; and (b) the security granted hereunder, and the Borrower may terminate the UCC financing statements, at its own expense. USActive 60742384.160742384.3

Annex IV Conditions Precedent to Closing The Credit Agreement shall not become effective until the Administrative Agent receives each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (a) this Credit Agreement; (b) a Promissory Note from the Borrower for each Lender that requests a Promissory Note; (c) each Fund Guaranty; (d) each Collateral Document; (e) UCC lien searches (or their equivalent); (f) UCC financing statements (or their equivalent); (g) legal opinions from Borrower Parties’ counsel; (h) an ERISA opinion or certificate: (i) an ERISA Operating Company Opinion (or an ERISA Operating Company Opinion with an ERISA Reliance Letter); or (ii) a certificate certifying that either (x) the assets of the Primary Obligors do not constitute ERISA Plan Assets because less than 25% of the total value of each class of equity interests in each Primary Obligor is held by “benefit plan investors” under Section 3(42) of ERISA or (y) such Primary Obligor satisfies another exception from holding ERISA Plan Assets (provided that such other exception is stated in such certificate); (i) a Closing Certificate in the form of Exhibit E; (j) all information necessary to update the Borrowing Base Certificate; (k) an officer’s certificate with the following attached: (i) certificates of existence, incorporation or registration (or their equivalents); (ii) each Operative Document; (iii) certificates of existence and good standing (or their equivalents); (iv) resolutions authorizing the Borrower Parties and the Adviser to enter into the Loan Documents; (v) an incumbency certificate; (l) for each Investor, its duly executed and delivered Subscription Document (including, as applicable, its Investor Consent Letter or Investor Guaranty); (m) current contact details of each Investor; (n) copies of any Capital Calls issued prior to the Closing Date and a list of any Investor that did not fund any Capital Call when due; USActive 60742384.160742384.3

(o) “Know Your Customer” Information: (i) the name, address and percentage of ownership of each Person that owns an interest in the Borrower, and the Guarantor; (ii) the name of each director of the Borrower and the Guarantor; (iii) a current organization chart of the Borrower Parties; and (iv) the most recent quarterly and annual financial statements of the Borrower and the Guarantor, (p) electronic monitoring access of the Collateral Accounts; (q) payment of all reasonable and documented attorneys’ fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP; and (r) other documents reasonably requested by the Administrative Agent. USActive 60742384.160742384.3

Annex V Administrative Agent 1. Appointment of Administrative Agent (a) Each Lender irrevocably appoints Goldman Sachs Bank USA as Administrative Agent and authorizes it to exercise such powers, rights and remedies under the Loan Documents as are granted to the Administrative Agent thereunder, together with such powers, rights and remedies incidental thereto. (b) The provisions of this Annex V are solely for the benefit of the Administrative Agent and the Lenders, and no Borrower Party shall have any rights as a third party beneficiary hereunder. (c) No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or otherwise exist against the Administrative Agent. (d) The permissive powers and rights granted to the Administrative Agent in the Loan Documents shall not be construed as duties. 2. Powers and Duties (a) The Administrative Agent shall: (i) have only those duties and responsibilities expressly specified in the Loan Documents and (ii) not be liable except for the performance of such duties and responsibilities. (b) Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations except as expressly set forth therein regardless of whether an Event of Default has occurred. (c) The Administrative Agent shall not be liable for any action taken or not taken by it at the direction of the Borrower as provided in the Loan Documents. (d) The Lenders hereby direct the Administrative Agent to execute and deliver the Loan Documents to which it is a party, and additional Loan Documents from time to time; provided that: (i) the Administrative Agent is not responsible for the terms, contents, validity or enforceability of such agreements; and (ii) whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Loan Documents, the Administrative Agent shall have all of the rights, indemnities and other protections granted to it under this Credit Agreement (in addition to those that may be granted to them under the terms of such other agreement or agreements). 3. General Immunity (a) The Administrative Agent is not responsible to any Person for any representations, warranties, recitals or statements made in the Loan Documents, in any written or oral statements or in any financial or other documents furnished or made by the Administrative Agent to the Lenders or by or on behalf of any Borrower Party to the USActive 60742384.160742384.3

Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby, nor shall the Administrative Agent be required to ascertain as to the performance of any of the terms of the Loan Documents or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans. (b) Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the Administrative Agent’s gross negligence, fraud or willful misconduct, as determined by a court of competent jurisdiction in final, non-appealable judgment. (c) The Administrative Agent may perform any and all of its duties and exercise its rights and powers under the Loan Documents by or through any one or more sub-agents appointed by it, provided that the Administrative Agent may do so only with the consent of the Borrower (not to be unreasonably withheld). The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates (each also a “sub-agent”). The provisions of this Annex V shall apply to any sub-agents and shall apply to their respective activities in connection with all activities as the Administrative Agent. (d) Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent and each receiver and delegate: (i) such sub-agent, receiver or delegate shall be a third party beneficiary under this Credit Agreement with respect to all such rights (including exculpatory and indemnification rights) and shall have an independent right of action to enforce such rights directly, without the consent or joinder of any other Person, against any or all of Borrower Parties and the Lenders, (ii) such rights shall not be amended without the consent of such sub-agent, receiver or delegate, and (iii) such sub-agent, receiver or delegate shall only have obligations to the Administrative Agent and not to any other Person, and no other Person shall have any rights, as a third party beneficiary or otherwise, against such sub-agent, receiver or delegate. (e) The Administrative Agent shall not be responsible for the conduct of such sub-agents, receivers, delegates or attorneys appointed by them with due care. (f) The Administrative Agent shall not be deemed to have knowledge of any Event of Default or Mandatory Prepayment Event unless and until written notice is delivered to the Administrative Agent by the Borrower or a Lender and absent such notice, the Administrative Agent may conclusively assume that there is no Event of Default or Mandatory Prepayment Event, and shall have no duty to determine whether any such circumstance or event has occurred. Except with respect to notices of Events of Default and Mandatory Prepayment Events that have been delivered to the Administrative Agent, information in notices or other documents and other publicly available information shall not constitute actual or constructive knowledge. (g) The powers conferred on the Administrative Agent under the Loan Documents are solely to protect the Lenders’ interests in the Collateral, shall not impose any duty upon the Administrative Agent to exercise any such powers and are subject to the provisions of this Credit Agreement. USActive 60742384.160742384.3

(h) The Administrative Agent shall not have any responsibility for taking any necessary steps to protect, preserve or exercise rights against any Person with respect to any of the Collateral (except to the extent expressly required in the Loan Documents). (i) The Administrative Agent does not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Person purporting to own it or that the Liens granted to it pursuant to the Loan Documents have been created, perfected or enforced, or are entitled to any particular priority. (j) The Administrative Agent shall not be responsible or liable for any failure to monitor or maintain any portion of the Collateral. (k) The Administrative Agent shall not ever be required to advance its own funds or incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers under the Loan Documents. (l) Each Lender waives, to the fullest extent permitted by Law, any claim against the Administrative Agent for any special, indirect, punitive or consequential damages. (m) The Administrative Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including acts of God, strikes, lockouts, riots, acts of war, epidemics, pandemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters. (n) The Administrative Agent shall be entitled to consult with and rely upon advice of counsel and such advice shall be full protection and authorization for any action taken or omitted by the Administrative Agent in good faith thereon. (o) If the Administrative Agent shall require any information to perform its duties under the Loan Documents, the Borrower shall provide, or cause to be provided, such information to the Administrative Agent promptly upon request. (p) The Administrative Agent shall not have any duty to see to: (i) any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) any insurance, or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied in connection with this Credit Agreement (except as set forth in Section 9.4 (Taxes)). (q) The Administrative Agent shall not be required to give any bond or surety in respect of the execution of this Credit Agreement. (r) The Administrative Agent shall not be under any obligation to exercise any of the rights vested in it by this Credit Agreement or to enforce any remedy or realize upon any of the Collateral unless it has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction. USActive 60742384.160742384.3

4. Administrative Agent Entitled to Act as a Lender (a) The agency hereby created shall in no way affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. (b) The Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall include the Administrative Agent in its individual capacity. (c) The Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower Party or any of their respective Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders. 5. Lender’s Representations, Warranties and Acknowledgment (a) Each Lender represents and warrants that it has made its own independent investigation, without reliance upon the Administrative Agent or any other Person, of the financial condition and affairs of the Borrower Parties in connection with Loans made hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower Parties. (b) Each Lender, by delivering its signature page to this Credit Agreement, an Assignment and Assumption or joinder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Lenders or delivered to the Administrative Agent on the date thereof. 6. Right to Indemnity (a) Each Lender, in proportion to its Exposure, severally agrees to indemnify the Administrative Agent, to the extent that the Administrative Agent has not been reimbursed by any Borrower Party, for and against any and all Claims imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties under any Loan Document or otherwise in its capacity as the Administrative Agent in any way relating to or arising out of the Loan Documents or the use of proceeds thereof; provided this indemnity shall not apply to any Claim arising from the Administrative Agent’s gross negligence, fraud or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable judgment. (b) If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify the Administrative Agent against any Claim in excess of such Lender’s proportion of the Exposure. (c) The foregoing shall survive the termination of this Credit Agreement and the resignation or removal of the Administrative Agent. USActive 60742384.160742384.3

7. Successor Administrative Agent (a) The Administrative Agent shall have the right to resign at any time with written notice to the Borrower and Lenders. (b) The Required Lenders shall have the right to appoint a financial institution to act as the Administrative Agent hereunder, subject to the consent of the Borrower (such consent not to be unreasonably withheld). (c) The Administrative Agent’s resignation shall become effective, and the Administrative Agent shall be discharged from its obligations and duties hereunder, on the earliest of: (i) 30 days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not) or (ii) the acceptance of appointment by such successor Administrative Agent by the Required Lenders and, other than during an Event of Default, the Borrower. (d) If the Required Lenders shall not have appointed a successor Administrative Agent with the consent of the Borrower by the end of the period specified above, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. (e) Upon the acceptance of any appointment as the Administrative Agent by a successor, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent and the resigning Administrative Agent shall promptly transfer to such successor all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent. (f) After any resigning or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this Credit Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. (g) Any Person into which the Administrative Agent may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Administrative Agent shall be a party shall be the successor of the Administrative Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto. 8. Collateral Documents (a) Each Lender hereby further authorizes the Administrative Agent on behalf of and for the benefit of Lenders, to be the agent for and representative of the Lenders with respect to the Collateral and the Collateral Documents. Other than as required under Section 8.1 (Amendments; Waivers), without further consent or authorization from any Lender, the Administrative Agent is authorized to execute any documents or instruments requested by the Borrower (and at the cost and expense of the Borrower) in connection with the release of any Lien encumbering any item of Collateral permitted by this Credit Agreement, provided that the Borrower delivers a certificate of a Fund Responsible Officer to the Administrative Agent stating that the release of the Lien on such Collateral is authorized by the Loan Documents. (b) Notwithstanding anything contained in the Loan Documents to the contrary, no Lender (other than the Administrative Agent) shall have any right to realize upon any of the Collateral, it being understood and agreed that all such rights under any of the Loan Documents may be exercised solely by the Administrative Agent in accordance with the terms thereof. USActive 60742384.160742384.3

9. Withholding Taxes (c) To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. (d) Without duplication of the provisions of Section 9.4 (Taxes), if: (1) any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because (1) the appropriate form was not delivered or was not properly executed, or (2) such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or (ii) if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Credit Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. 10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim (a) In case of any proceeding under any Debtor Relief Laws relative to any Borrower Party, the Administrative Agent shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (i) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that complies with such rule's disclosure requirements for entities representing more than one creditor; (ii) to file and prove a claim for the whole amount of all Obligations that are owing (iii) to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable expenses due the Lenders and the Administrative Agent under Loan Documents); and (iv) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and to pay to the Administrative Agent any amount due for the reasonable expenses its agents and counsel, and any other amounts due to the Administrative Agent under the Loan Documents. (b) To the extent that the payment of any such expenses of the Administrative Agent, its agents and counsel, and any other amounts due to the Administrative Agent under the Loan Documents out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all money and other properties that the Lenders may be entitled to receive in such proceeding. USActive 60742384.160742384.3

11. Erroneous Payments (a) If the Administrative Agent: (i) notifies a Lender or any Person who has received funds on behalf of a Lender (each, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (any such funds, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment and held in trust for the benefit of the Administrative Agent, and such Lender shall (or shall cause such Payment Recipient to) no later than 2 Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in immediately available funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the federal funds rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (b) A notice of the Administrative Agent to any Payment Recipient under this clause 11 shall be conclusive, absent manifest error. (c) Without limiting the foregoing , each Lender or any Payment Recipient agrees that if it receives a payment from the Administrative Agent or any of its Affiliates: (i) that is in a different amount than, or on a different date from, that specified in the Credit Agreement or in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, (ii) that was not preceded or accompanied by a notice of payment sent by the Administrative Agent (or any of its Affiliates), or (iii) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error (in whole or in part), then, in each such case: (A) it acknowledges and agrees that an error and mistake has been made, in each case, with respect to such payment; and (B) it shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other Payment Recipient to) within 1 Business Day of its knowledge of the occurrence of any of the circumstances described in the preceding clauses (i), (ii) and (iii)) notify the Administrative Agent of its receipt of such payment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this clause 11. For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this clause 11 shall not have any effect on a Payment Recipient’s USActive 60742384.160742384.3

obligations pursuant to the foregoing or on whether an Erroneous Payment has been made. Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment against any amount that the Administrative Agent has demanded to be returned under this clause 11. (d) The parties hereto agree that (i) in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount and (ii) an Erroneous Payment shall not pay or otherwise satisfy any Obligations owed by the Borrower; (e) Nothing in this clause 11 shall be interpreted to increase (or accelerate ), or have the effect of increasing (or accelerating), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent. (f) To the extent permitted by applicable Law, no Payment Recipient shall assert any claim to an Erroneous Payment, and hereby waives, and is deemed to waive any claim, defense or right of set-off or recoupment with respect to any claim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. Each party’s obligations, agreements and waivers under this clause 11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the applicable commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. 12. Defaulting Lenders (a) Defined. “Defaulting Lender” means any Lender that, as determined by the Administrative Agent: (i) has failed to: (A) fund any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and Borrower that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (B) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due; or (i) the Administrative Agent has received notification that such Lender is: USActive 60742384.160742384.3

(A) insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors; or (B) the subject of a proceeding under any Debtor Relief Law, or a receiver or the like has been appointed for such Lender, or such Lender has taken any action in furtherance of any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. (b) Defaulting Lender Adjustments. Notwithstanding anything to the contrary in this Credit Agreement, if any Lender is a Defaulting Lender, any payment of amounts received by the Administrative Agent for the account of such Defaulting Lender or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.5 (Set-Off) shall be applied at such time or times as may be determined by the Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent; (ii) second, as the Borrower may request (so long as no Account Control Event exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; (iii) third, if so determined by the Administrative Agent and the Borrower, to be held in a cash collateral account and released pro rata in order to satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Credit Agreement; (iv) fourth, so long as no Account Control Event exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Credit Agreement; and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans and (B) such Loans were made at a time when the conditions set forth in this Credit Agreement were satisfied or waived, such payment shall be applied solely to pay the Loans of all Lenders (other than Defaulting Lenders) on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (c) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will notify the parties hereto, and as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par USActive 60742384.160742384.3 that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable commitments; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. (d) Defaulting Lender Set-Off. If any Defaulting Lender shall exercise any such right of setoff under Section 7.5 (Set-Off): (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.8 (Ratable Sharing) and Section 3.2 (Payment of Obligations) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. (e) Assignments by Defaulting Lenders. Notwithstanding anything to the contrary in Section 8.4 (Assignments and Participations), no assignment of any rights or obligations by a Defaulting Lender shall be effective unless and until, in addition to the other conditions set forth herein, the parties to the assignment make payments to the Administrative Agent in an aggregate amount sufficient to (i) pay in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (ii) acquire its full Exposure. Notwithstanding the foregoing, if any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause (e), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs. USActive 60742384.160742384.3

Annex VI SPV Provisions 1. Definition “Material Action” means to (a) file or consent to the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal, state or other law relating to a bankruptcy naming the Borrower as debtor or other initiation of bankruptcy or insolvency proceedings by or against the Borrower, or otherwise seek, with respect to the Borrower, relief under any laws relating to the relief from debts or the protection of debtors generally; (b) seek or consent to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower or all or any portion of its properties; (c) make or consent to any assignment for the benefit of the Borrower’s creditors generally; (d) admit in writing the inability of the Borrower to pay its debts generally as they become due; (e) petition for or consent to substantive consolidation of the Borrower with any other person; (f) amend or alter or otherwise modify or remove all or any part of the provisions of the limited liability company agreement of the Borrower that are required by this Annex VI; or (g) amend, alter or otherwise modify or remove all or any part of the definition of “Material Action” (or any similar or analogous term or provision in the limited liability company agreement of the Borrower). 2. Affirmative Covenants The Borrower shall: (a) correct any known misunderstanding regarding its separate legal identity; (b) have a board of managers (or the equivalent); (c) to the extent not part of a consolidated group with its Affiliates filing a consolidated tax return, file its own tax returns and pay any Taxes as may be required under applicable Law if such failure would have a Material Adverse Effect, other than Taxes being contested in good faith by appropriate proceedings and for which appropriate reserves have been established; (d) to the extent the Borrower’s financial statements are part of a consolidated group with its Affiliates, such consolidated statements shall contain a note indicating the Borrower’s separateness from any such Affiliates and that its assets are not available to pay the obligations of such Affiliate; (e) pay its fair and reasonable share of overhead for shared office space (if any) and use stationery, invoices and checks separate from any other person (unless such person is clearly designated as being the Borrower’s agent); USActive 60742384.160742384.3

(f) pay its operating expenses and liabilities only out of its own assets; (g) distribute proceeds of the Loans to the Guarantor; and (h) ensure that its limited liability company agreement includes the requirements, covenants and limitations set forth in this Annex VI. 3. Negative Covenants The Borrower shall not: (a) hold out its credit to satisfy, or pledge its assets as security for, the obligations of any other person, whether directly or by assignment or as a guarantor or other surety (including under any lease), other than in accordance with the Loan Documents; (b) take any Material Action without the unanimous affirmative vote of each member of its board of managers (or the equivalent); (c) have any employees or any subsidiaries; (d) except as permitted by the Loan Documents, engage in any business or activity other than making the Utilizations pursuant to the Credit Agreement and such other activities which are necessary, required or advisable in connection therewith; (e) sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist), any part of its assets (subject to any Permitted Liens), except as expressly permitted by the Loan Documents; (f) claim any credit on the principal or interest payable or amounts distributable in respect of any Utilization or assert any claim against the lender by reason of the payment of any taxes levied or assessed upon any part of its assets; (g) (i) incur, assume or guarantee any indebtedness or any contingent obligations, other than the Obligations or (ii) issue any additional equity interests (other than those outstanding on the date hereof), it being understood that receipt of additional capital contributions by the Borrower from a Guarantor is not prohibited by this clause (ii); (h) make or incur any capital expenditures, except de minimis expenses required to perform its functions in accordance with the terms of the Loan Documents; (i) enter into any transaction with an unaffiliated person other than on arm’s length terms and at market rates. (j) maintain any bank accounts or securities accounts other than any account maintained to receive Utilization proceeds; (k) other than the Loan Documents, enter into any agreement or contract with any person unless such contract or agreement contains “limited recourse” and “non-petition” provisions (i) which limited recourse provisions provide that the obligations of the Borrower are limited recourse obligations, payable solely from assets other than the collateral; and USActive 60742384.160742384.3

(ii) which non-petition provisions provide that, prior to the date that is one year and one day after all obligations have been paid in full (or, if longer, the applicable preference period under applicable Debtor Relief Law), such person shall not take any action or institute any proceeding against a Borrower under any insolvency law applicable to it or which would be reasonably likely to cause it to be subject to, or seek protection of, any such Debtor Relief Law; provided that such person shall be permitted to become a party to and to participate in any proceeding or action under any such Debtor Relief Law that is initiated by any other person other than one of its Affiliates; (l) amend any limited recourse or non-petition provisions of any agreement; (m) acquire any assets or take any action that would require it to be registered as an “investment company” within the meaning of the Investment Company Act of 1940; (n) engage in any transaction with any person that would constitute a conflict of interest (provided that its entering into and performance of its obligations under the Loan Documents shall not be deemed to be a transaction that would constitute a conflict of interest); or (o) except as provided in Section 5.2 of this Credit Agreement, amend, modify or terminate its limited liability company agreement. USActive 60742384.160742384.3

Annex VII [Reserved] USActive 60742384.160742384.3

Annex VIII Qualified Borrowers 1. Additional Definitions “QB Guaranty” means a guaranty executed by a Guarantor, in the form of Exhibit F, in support of a Qualified Borrower. “Qualified Borrower” means each entity: (a) in which a Guarantor owns an equity interest or through which the Borrower may acquire an investment, (b) whose indebtedness can be guaranteed by a Guarantor under the Operative Documents, (c) and for which the requirements set forth in this Annex VIII have been satisfied. 2. Qualified Borrower Mechanics The Administrative Agent may consent to the addition of a proposed Qualified Borrower, and subsequently, to borrowings requested by a Qualified Borrower, upon receipt of the following items, in form and substance reasonably acceptable to the Lender: (a) a QB Guaranty (or an amendment in the form of Schedule II to Exhibit F adding the Qualified Borrower to an existing QB Guaranty); (b) “Know Your Customer” Information: (i) the name, address and percentage of ownership of each Person that owns an interest in the Qualified Borrower, (ii) the name of each director of the Qualified Borrower, (iii) a current organization chart of the Borrower Parties, (iv) the most recent quarterly and annual financial statements of the Qualified Borrower, if they exist, (c) an officer’s certificate of the applicable Guarantor with the following attached: (i) resolutions authorizing such Guarantor to enter into the QB Guaranty; (ii) an incumbency certificate; (d) an officer’s certificate of the Qualified Borrower with the following attached: (i) certificates of existence, incorporation or registration (or their equivalents) (ii) the Qualified Borrower’s LPA; (iii) certificates of existence and good standing (or their equivalents) (iv) resolutions authorizing the Qualified Borrower to enter into the Loan Documents; USActive 60742384.160742384.3

(v) an incumbency certificate; (e) a legal opinion relating to the Qualified Borrower and the QB Guaranty; (f) a Promissory Note, if requested by the Lenders, in the maximum amount of the Loans to be advanced to the Qualified Borrower; (g) an ERISA opinion or certificate: (i) an ERISA Operating Company Opinion (or an ERISA Operating Company Opinion with an ERISA Reliance Letter); or (ii) a certificate certifying that the assets of the Qualified Borrower do not constitute ERISA Plan Assets because less than 25% of the total value of each class of equity interests in the Qualified Borrower is held by “benefit plan investors” under Section 3(42) of ERISA or such Qualified Borrower satisfies another exception to holding ERISA Plan Assets (provided that such other exception is stated in such certificate); (h) appointment of an agent for the service of process in the U.S. if the Qualified Borrower was organized in a jurisdiction outside the U.S.; (i) payment of all fees and expenses (including reasonable attorneys’ fees) due and payable as of the date of the Qualified Borrower Promissory Note; (j) other documents reasonably requested by the Administrative Agent. This Credit Agreement shall be binding and effective upon Qualified Borrowers from the time of execution and delivery of a Promissory Note until such Qualified Borrower’s Promissory Note is indefeasibly paid in full, at which time such Qualified Borrower’s Obligations hereunder (and the related QB Guaranty) shall terminate, and such Qualified Borrower shall no longer be a party hereto. 3. Modifications The provisions of this Credit Agreement are further supplemented and modified as follows: (a) Each reference to a “Borrower” includes each Qualified Borrower, provided that no Qualified Borrower is a Primary Obligor. (b) Each QB Guaranty is a Loan Document. (c) For purposes of Section 4.1 (Notice Procedures), the reference to “Schedule 1.1” includes “or, with respect to any Qualified Borrower, as set forth on its Promissory Note.” (d) For purposes of Section 4.2(g) (Material Adverse Effect), a Material Adverse Effect on a Qualified Borrower shall mean: (i) any circumstance that could reasonably be expected to have a material adverse effect on a Qualified Borrower’s operations, business, assets, liabilities, or financial condition, (ii) any Qualified Borrower avails itself of, or becomes the subject of, any Debtor Relief Law, or (iii) any change of control of a Qualified Borrower. USActive 60742384.160742384.3

(e) Notwithstanding anything to the contrary in: (i) Section 7.4 (Application of Payments), any amount paid by a Qualified Borrower shall only be applied to such Qualified Borrower’s Obligations; (ii) Section 8.2(a) (Payment of Expenses), each Qualified Borrower shall only pay costs and expenses incurred in connection with such Qualified Borrower’s Promissory Note; (iii) Section 8.2(d) (Indemnification), each Qualified Borrower agrees to indemnify the Indemnitees on a several basis; and (iv) Section 8.5(d) (Joint and Several Liability), each Qualified Borrower shall be severally liable for its Obligations, but not the Obligations of any other Borrower. USActive 60742384.160742384.3

Document comparison by Workshare Compare on Thursday, August 15, 2024 5:22:47 PM

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Document 1 ID	iManage://USDMS10/USActive/60742384/1
Description	#60742384v1<USActive> - GSB- Invesco CREF - Annex A to First Amendment
Document 2 ID	iManage://USDMS10/USActive/60742384/3
Description	#60742384v3<USActive> - GSB- Invesco CREF - Annex A to First Amendment
Rendering set	Standard + show moves

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